================================================================================


                                CREDIT AGREEMENT
                                   (Revolver)


                                      AMONG


                          GLENBOROUGH PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP,
                                  AS BORROWER,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       and
                    IMPERIAL BANK, A CALIFORNIA CORPORATION,
                          TOGETHER WITH THOSE ASSIGNEES
                        BECOMING PARTIES HERETO PURSUANT
                          TO SECTION 12.20, AS LENDERS,


                                       AND


                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    AS AGENT




                            Dated as of July 11, 1996


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


                              TABLE OF CONTENTS
                              -----------------

                                                                          Page
                                                                          ----

                                   ARTICLE I

                                  DEFINITIONS

      1.01  Certain Defined Terms..........................................  1
      1.02  Computation of Time Periods.................................... 23
      1.03  Terms.......................................................... 23


                                  ARTICLE II

                                     LOANS

      2.01  Loan Advances and Repayment; Letters of Credit ................ 24
      2.02  Authorization to Obtain Loans.................................. 30
      2.03  Lenders' Accounting............................................ 30
      2.04  Interest on the Loans.......................................... 31
      2.05  Fees........................................................... 37
      2.06  Payments....................................................... 38
      2.07  Increased Capital.............................................. 39
      2.08  Notice of Increased Costs...................................... 39


                                  ARTICLE III

                           BORROWING BASE PROPERTIES

      3.01  Acceptance of Borrowing Base Properties........................ 40
      3.02  Release of Borrowing Base Properties........................... 42
      3.03  Borrowing Base Determinations.................................. 43
      3.04  Covenants Relating to Borrowing Base Properties................ 44


                                  ARTICLE IV

                              CONDITIONS TO LOANS

      4.01  Conditions to Initial Disbursement of Loans.................... 47
      4.02  Conditions Precedent to All Loans.............................. 51


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      5.01  Representations and Warranties as to Borrower, Etc............. 52
      5.02  Representations and Warranties as to the REIT.................. 58


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                               TABLE OF CONTENTS
                               -----------------
                                  (continued)
                                                                          PAGE
                                                                          ----

                                  ARTICLE VI

                              REPORTING COVENANTS

      6.01  Financial Statements and Other Financial and
            Operating Information.......................................... 62
      6.02  Environmental Notices.......................................... 68
      6.03  Confidentiality................................................ 69


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

      7.01  With Respect to Borrower....................................... 70
      7.02  With Respect to the REIT....................................... 72


                                 ARTICLE VIII

                              NEGATIVE COVENANTS

      8.01  With Respect to all Parties.................................... 74
      8.02  Amendment of Constituent Documents............................. 75
      8.03  Disposal of Guarantor Subpartnership Interests................. 76
      8.04  Margin Regulations............................................. 76
      8.05  Minimum Ownership Interest of Robert Batinovich................ 76
      8.06  Management..................................................... 76
      8.07  Organization of Borrower, Etc.................................. 76
      8.08  REIT Board of Directors........................................ 77
      8.09  With Respect to the REIT....................................... 77


                                  ARTICLE IX

                              FINANCIAL COVENANTS

      9.01  Minimum Net Worth.............................................. 77
      9.02  Total Liabilities to Gross Asset Value Ratio................... 78
      9.03  EBITDA to Interest Expense Ratio............................... 78
      9.04  EBITDA to Debt Service and Capital Expenditures
            Ratio.......................................................... 78
      9.05  Distributions.................................................. 78
      9.06  Restrictions on Certain Investments............................ 78
      9.07  Floating Rate Debt............................................. 79
      9.08  Calculation.................................................... 79


                                   ARTICLE X

                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      10.01 Events of Default.............................................. 79
      10.02 Rights and Remedies............................................ 83

                                TABLE OF CONTENTS
                                -----------------
                                  (continued)
                                                                          PAGE
                                                                          ----

      10.03 Rescission..................................................... 85


                                  ARTICLE XI

                               AGENCY PROVISIONS

      11.01 Appointment.................................................... 85
      11.02 Nature of Duties............................................... 86
      11.03 Loan Disbursements............................................. 86
      11.04 Distribution and Apportionment of Payments..................... 87
      11.05 Rights, Exculpation, Etc....................................... 89
      11.06 Reliance....................................................... 90
      11.07 Indemnification................................................ 90
      11.08 Agent Individually............................................. 90
      11.09 Successor Agent; Resignation of Agent; Removal of
             Agent......................................................... 91
      11.10 Consent and Approvals.......................................... 91
      11.11 Agency Provisions Relating to Collateral....................... 93
      11.12 Lender Actions Against Collateral.............................. 96
      11.13 Ratable Sharing................................................ 96
      11.14 Delivery of Documents.......................................... 97
      11.15 Notice of Events of Default.................................... 97


                                  ARTICLE XII

                                 MISCELLANEOUS

      12.01 Expenses....................................................... 97
      12.02 Indemnity...................................................... 98
      12.03 Change in Accounting Principles................................ 99
      12.04 Amendments and Waivers......................................... 99
      12.05 Independence of Covenants......................................101
      12.06 Notices........................................................101
      12.07 Survival of Warranties, Indemnities and
             Agreements....................................................102
      12.08 Failure or Indulgence Not Waiver; Remedies
             Cumulative....................................................102
      12.09 Marshalling; Recourse to Security; Payments Set
             Aside.........................................................102
      12.10 Severability...................................................102
      12.11 Headings.......................................................102
      12.12 Governing Law; Waiver..........................................103
      12.13 Limitation of Liability........................................103
      12.14 Successors and Assigns.........................................103
      12.15 Consent to Jurisdiction and Service of Process;
             Waiver of Jury Trial..........................................103
      12.16 Counterparts; Effectiveness; Inconsistencies...................104
      12.17 Performance of Obligations.....................................104
      12.18 Construction...................................................105
      12.19 Entire Agreement...............................................105

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                              TABLE OF CONTENTS
                              -----------------
                                  (continued)
                                                                          PAGE
                                                                          ----

      12.20 Assignments and Participations.................................105

                        LIST OF EXHIBITS AND SCHEDULES
                        ------------------------------


Exhibits:

A     -    Form of Assignment and Assumption
B     -    Form of Borrowing Base Certificate
C     -    Closing Checklist
D     -    Form of Compliance Certificate
E     -    Form of Loan Notes
F     -    Form of Notice of Borrowing
G     -    Form of Fixed Rate Notice
H     -    Form of Solvency Certificate


Schedules:

1       -  List of Borrowing Base Properties
2       -  Normalized Capital Expenditures
3       -  List of Major BBP Leases on Closing Date
5.01(c) -  Ownership of Borrower, each Guarantor
           Subpartnership, the Associated Companies and the borrowers under the Assigned Mortgages
5.01(u) -  Environmental Matters
5.01(v) -  Contractual Obligations Not Terminable in 30 Days
5.01(z) -  Management Agreements
5.02(e) -  Benefit Plans
5.02(q) -  Robert Batinovich Ownership

                               CREDIT AGREEMENT


            THIS CREDIT AGREEMENT is dated as of July 11, 1996 (as amended, supplemented or modified from time to time, the "Agreement") and is among GLENBOROUGH PROPERTIES, L.P., a California limited partnership ("Borrower"), each of the Lenders, as hereinafter defined, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), in its capacity as agent acting in the manner described in Article XI and as a Lender.

                                   RECITALS

            WHEREAS, Borrower has previously entered into a $10,000,000 revolving credit facility (the "Imperial Bank Facility") with Imperial Bank secured by a variety of Borrower's properties;

            WHEREAS, Borrower desires to increase the amount of revolving credit available to it and has determined to replace the Imperial Bank Facility with the revolving credit facility contemplated by this Agreement; and

     WHEREAS, various properties which secured the Imperial Bank Facility will secure the revolving credit facility contemplated by this Agreement and Imperial Bank is one of the Lenders under the revolving credit facility contemplated by this Agreement;

            NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

            "Accommodation Obligations", as applied to any Person, means any Indebtedness or other contractual obligation or liability, contingent or otherwise, of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, (including, in respect of Borrower, each Investment Partnership), Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

            "Accountants" means Arthur Andersen LLP, any other "big six" accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to Agent.

            "Acquisition Price" means the aggregate purchase price (or Borrower's Share thereof, as applicable) for an asset, including bona fide purchase money financing provided by the seller and all prior Indebtedness encumbering such asset at the time of acquisition.

            "Adjusted Net Worth" means, at any time, stockholders' equity as shown on the Financial Statements prepared in accordance with GAAP, plus minority interests in Borrower, plus cumulative net additions to depreciation and amortization reflected in statements of operation after March 31, 1996, minus intangible assets.

            "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest representing ten percent (10%) or more of the outstanding limited partnership interests of such Person.

            "Agent" means Wells Fargo in its capacity as agent for the Lenders under this Agreement, and shall include any successor Agent appointed pursuant hereto and shall be deemed to refer to Wells Fargo in its individual capacity as a Lender where the context so requires.

            "Appraisal" means a written appraisal prepared by an independent MAI appraiser acceptable to Agent and subject to Agent's customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including FIRREA.

            "Appraised Value" means, as to any Borrowing Base Property, the fair market value of such Borrowing Base Property as reflected in the then most recent Appraisal of such Borrowing Base Property as the same may have been adjusted by Agent based upon its internal review of such Appraisal, which review shall be conducted prior to approval of such Appraisal by Lenders and in any event within thirty
(30) days after receipt by Agent of such Appraisal.

            "Assigned Mortgage" means the promissory note, deed of trust or mortgage, loan agreement, policy of title insurance and all other documents, instruments or undertakings, evidencing, securing or otherwise executed and delivered by any Person in connection with said promissory note, all as more particularly set forth in the Assignment of Mortgages.

            "Assignment of Mortgages" means the Assignment of Mortgages and all related documents or instruments executed by Borrower in favor of Agent in respect of the Assigned Mortgages.

            "Assignment and Assumption" means an Assignment and Assumption in the form of Exhibit A hereto (with blanks appropriately filled in) delivered to Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 12.20.

            "Associated Companies" means Glenborough Corporation, a California corporation, Glenborough Inland Realty Corporation, a California corporation, and Glenborough Hotel Group, a Nevada corporation.

            "Base Rate" means, on any day, the higher of (a) the base rate of interest per annum established from time to time by Agent at its principal office in San Francisco, California, and designated as its prime rate as in effect on such day plus one- half percent (0.5%) and (b) the Federal Funds Rate in effect on such day plus one percent (1.0%) per annum.

            "Base Rate Loans" means those Loans bearing interest at the Base Rate.

            "BBP" when used herein refers to a Borrowing Base Property.

            "BBP Lease" means a tenant lease of a Borrowing Base Property.

            "Benefit Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

            "Borrower" means Glenborough Properties, L.P., together with, in the case of each representation (unless the context herein otherwise specifically refers solely to Glenborough Properties, L.P.) and covenant (including all financial covenants) in this Agreement, all Subsidiaries.

            "Borrower's Share" means Borrower's percentage ownership interest in the Unconsolidated Entity in question.

            "Borrowing" means a borrowing under the Facility.

            "Borrowing Base" means the sum of the Borrowing Base Values of the Borrowing Base Properties; provided, however, that no Borrowing Base credit will be given for the Borrowing Base Value of any Borrowing Base Property (other than University Club Tower), to the extent such Borrowing Base Value exceeds twenty-five percent (25%) of the Borrowing Base.

            "Borrowing Base Certificate" means a report in the form of Exhibit B.

            "Borrowing Base Fee" has the meaning given to such term in Section 2.05(c).

            "Borrowing Base Properties" means the real properties and Assigned Mortgages listed on Schedule 1, as such Schedule 1 may be amended from time to time to reflect the addition and deletion of Borrowing Base Properties pursuant to Article III. In the case of each Assigned Mortgage, unless otherwise noted each reference herein to "Borrowing Base Property" shall include the underlying real property encumbered by the Assigned Mortgage.

            "Borrowing Base Property Statements" has the meaning given to such term in Section 6.01(a).

            "Borrowing Base Value" means, at any time as to any Borrowing Base Property other than an Assigned Mortgage, the lower of:

                        (a) either (i) fifty-five percent (55%) of the Appraised
            Value of such Borrowing Base Property in the case of hotel properties, (ii) sixty percent (60%) of the Appraised Value of such Borrowing Base Property in the case of retail, industrial and office properties, or (iii) sixty-five percent (65%) of the Appraised
            Value of such Borrowing Base Property in the case of multifamily residential properties, minus, in each case, the then unpaid principal amount of all senior liens approved by Lenders in their sole discretion pursuant to Section 3.1, and any assessments or similar obligations imposed upon such Borrowing Base Property (provided that there shall be no deduction for assessments or similar obligations if and to the extent the amount thereof has been appropriately deducted in the determination of Appraised Value); and

                        (b) An amount equal to seventy-four percent (74%) (being
            the quotient of 1.00 divided by 1.35) of the Net Operating Income (less Capital Expenditures) of such Borrowing Base Property for the four most recently ended Fiscal Quarters (subject to adjustment as provided in the definition of Net Operating Income) preceding the date of determination, divided by the constant annual percentage (expressed as a decimal) which would then be applicable to a loan bearing interest during the term thereof at a fixed rate equal to two and one-half percent (2.50%) in excess of the greater of six and one-half percent (6.50%) or the then prevailing yield (as published in The Wall Street Journal) for on the run (i.e., the most recently auctioned) 10-year United States Treasury Notes and amortizing in equal annual payments of principal and interest over a period of twenty-five (25) years, provided that if the regular quarterly auction of 10-year United States Treasury Notes is changed so that such auctions are less frequent or discontinued, then the aforesaid rate will be the yield for United States Treasury obligations having a constant maturity of 10 years as published in the Federal Reserve Statistical Release H.15 (519) Selected Interest Rates or successor publication.

With respect to each Assigned Mortgage, "Borrowing Base Value" means the lowest of (i) the outstanding principal balance of the promissory note included within such Assigned Mortgage, (ii) the adjusted value at which each such promissory note is carried on Borrower's Financial Statements, and (iii) the Borrowing Base Value of the real property securing such promissory note, as determined in accordance with subparagraphs (a) and (b) above.

            "Business Day" means (a) with respect to any Borrowing, payment or rate determination of LIBOR Loans, a day, other than a Saturday or Sunday, on which Agent is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in California are required or authorized by law or other governmental action to close.

            "Capital Expenditures" means, as applied to any Person for any period, a sum determined for all properties of such Person based upon the normalized annual capital expenditures, by property type, as set forth on
Schedule 2 attached hereto (prorated if the relative period is shorter or longer than one year). For any property type not described on Schedule 2, Agent shall determine a reasonable estimate of normalized recurring capital expenditures for such property type. Schedule 2 shall be subject to adjustment from time to time at Agent's reasonable discretion.

            "Capital Leases", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's Corporation; (c) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investor's Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investor's Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Agent); and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (i) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or
(ii) any Lender.

            "Closing Checklist" means the Closing Checklist attached hereto as Exhibit C, as the same may be amended by the parties.

            "Closing Date" means the date on which the funds for the initial Loan under this Agreement are disbursed by Lenders into Chicago Title Insurance Company's escrow account (Escrow Number 6157000-X47) at Bank of America, 1850 Gateway Boulevard, Concord, California, Account Number 12351-50737.

            "Collateral" means all Property and interests in Property now owned or hereafter acquired by Borrower or any Guarantor Subpartnership in or upon which a security interest, pledge, lien or mortgage is granted or of which a collateral assignment is made under this Agreement, the Mortgage Documents or any other Loan Document.

            "Commission" means the Securities and Exchange Commission.

            "Commitment" means, with respect to any Lender, such Lender's Pro Rata Share of the Facility, which amount shall not exceed the principal amount set out under such Lender's name under the heading "Loan Commitment" on the signature pages attached to this Agreement or as set forth on an Assignment and Assumption executed by such Lender, as assignee.

            "Compliance Certificate" means a certificate in the form of Exhibit D hereto delivered to Agent by Borrower pursuant to Section 6.01(d) or other provision of this Agreement and covering Borrower's compliance with the financial covenants contained in Sections 8.05 and 8.06 and Article IX.

            "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

            "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

            "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable the Person in question.

            "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (i.e., excluding any balloon or bullet payment due at maturity) for such period on all Indebtedness of Borrower and Borrower's Share of all Indebtedness of each Other Investment Entity.

            "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Agent.

            "DOL" means the United States Department of Labor and any successor department or agency.

            "Dollars" and "$" means the lawful money of the United States of America.

            "EBITDA" means, for any Person and at any time, for the most recently ended Fiscal Quarter, (i) the sum of the following, as determined in accordance with GAAP (A) Net Income (excluding Net Income or related items attributable to any unconsolidated Person), (B) depreciation and amortization expense and other non-cash items deducted in determining such Net Income, (C) interest expense, (D) Taxes and (E) an amount equal to such Person's prorata share (based upon ownership interest) of the EBITDA of each unconsolidated Person for the most recently ended Fiscal Quarter; minus (ii) in the case of Borrower, that portion of Net Income attributable to an investment interest in the Associated Companies, except to the extent of preferred dividends received by Borrower from the Associated Companies during such period; and (iii) minus gains (and plus losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness.

            "Environmental Laws" has the meaning set forth in Section 5.01(u).

            "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA Affiliate" means any (a) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as a Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person, (c) is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) as such Person, or (d) any other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

            "Event of Default" means any of the occurrences set forth in Article X after the expiration of any applicable grace period expressly provided therein.

            "Extension Fee" has the meaning given to such term in
Section 2.01(d).

            "Facility" means the loan facility of Fifty Million Dollars ($50,000,000) described in Section 2.01(a).

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

            "Financial Statements" has the meaning given to such term in Section 6.01(b).

            "FIRREA" means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

            "Fiscal Quarter" means each three-month period ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

            "Fixed Rate Notice" means, with respect to a Libor Loan pursuant to
Section 2.01(b), a notice substantially in the form of Exhibit G.

            "Fixed Rate Price Adjustment" has the meaning given to such term in
Section 2.04(h)(iii).

            "Floating Rate Debt" means any outstanding Indebtedness of Borrower which bears interest at a rate which is subject to periodic adjustment (either automatically by reference to a fluctuating base or market rate of interest or at the option of the lender) at any time prior to the earlier of (a) the then effective Maturity Date and (b) the maturity date or termination date of such Indebtedness. In determining Floating Rate Debt, the effects of any Interest Rate Contracts held by the obligor under such Indebtedness shall be considered on a basis consistent with the foregoing.

            "Funding Date" means, with respect to any Loan made after the Closing Date, the date of the funding of such Loan.

            "Funds from Operations" means, for any period, Borrower's Net Income excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for Unconsolidated Entities. (Adjustments for Unconsolidated Entities shall be calculated to reflect funds from operations on the same basis.)

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "GF III" means Glenborough Fund III, L.P., a Georgia limited partnership.

            "Governmental Authority" means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Asset Value" means, as of the date of determination, the sum (without duplication of any item) of (i) an amount equal to (A) Borrower EBITDA for the most recently ended Fiscal Quarter (excluding Net Income or related items attributable to any Unconsolidated Entity or any asset referred to in clause (ii) through (iv) below), times (B) four (4), divided by (C) 0.11; (ii) in the case of Borrower, the Acquisition Price paid by Borrower for any Property acquired during the most recently ended Fiscal Quarter; (iii) cash and Cash Equivalents owned by Borrower as of the most recently ended Fiscal Quarter (but excluding any tenant deposits); (iv) with respect to each Investment Mortgage held by Borrower, the lesser of the book value thereof or an amount equal to ninety percent (90%) of (A) net operating income (less Capital Expenditures) (determined on a basis consistent with the definition of "Net Operating Income" in this Agreement) for the most recently ended Fiscal Quarter attributable to the Property securing such mortgage receivable, times (B) four (4), divided by
(C) 0.11; (v) an amount equal to the Borrower's Share of (A) the EBITDA of each

Unconsolidated Entity (other than the Associated Companies) for the most recently ended Fiscal Quarter (excluding EBITDA attributable to any Property not owned by any such Unconsolidated Entity for the entire most recently ended Fiscal Quarter), times (B) four (4), divided by (C) 0.11; (vi) the Borrower's Share of the Acquisition Price paid for any Property acquired by an Unconsolidated Entity during the most recently ended Fiscal Quarter; and (vii) an amount equal to (A) preferred dividends received by Borrower from the Associated Companies during the most recently ended Fiscal Quarter, times (B) four (4), divided by (C) 0.20.

            "Guarantor Subpartnership" means UCT Associates and each other limited partnership whose sole general partner is either the REIT or a qualified real estate investment trust subsidiary wholly-owned by the REIT and whose sole limited partner is Borrower, provided that (i) the applicable partnership agreement shall have been approved by Agent, and (ii) each Guarantor Subpartnership shall have executed and delivered a Guaranty and Mortgage Documents encumbering one or more Borrowing Base Properties.

            "Guaranty" means each guaranty of payment and performance executed by the REIT or a Guarantor Subpartnership in favor of Agent and the Lenders.

            "Indebtedness", as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments,
(c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account, (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) all obligations in respect of both operating and Capital Leases of such Person, (f) all Accommodation Obligations of such Person,
(g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements, (i) ERISA obligations currently due and payable, and (j) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such Person as prepared in accordance with GAAP.

            "Interest Expense" means, for any period, the sum of (without redundancy) (i) total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases and capitalized interest covered by an interest reserve established under a loan facility) in respect of Indebtedness of Borrower, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under Interest Rate Contracts, and fees payable to Lenders pursuant to
Section 2.01(d) and Section 2.05, (ii) Borrower's Share of total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases and capitalized interest covered by an interest reserve established under a loan facility) in respect of Indebtedness of Other Investment Entities (other than the Associated Companies), and (iii) any other accrued, paid or capitalized interest incurred on any obligation for which Borrower is wholly or partially liable under repayment, interest carry or performance guarantees, or other relevant liabilities.

            "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such LIBOR Loans are made as, or converted into, LIBOR Loans, and ending on (but excluding) the day which numerically corresponds to such date thirty (30), sixty
(60), ninety (90) or one hundred eighty (180) days thereafter, in each case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.01(b); provided, however, that:

            (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; and

            (b) no Interest Period may end later than the then applicable Maturity Date.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection (including any reserve or cost adjustments), in form and substance acceptable to Agent.

            "Interim Period" means the period commencing on April 1, 1996 and ending on the Closing Date.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

            "Investment Mortgages" mean mortgages securing indebtedness directly or indirectly owned by Borrower, including certificates of interest in real estate mortgage investment conduits.

            "Investment Partnership" means any general or limited partnership (or joint venture) in which Borrower has a general partnership interest, whose financial results are not consolidated under GAAP in the Financial Statements.

            "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

            "Land" means unimproved real estate, including future phases of a partially completed project, owned or leased by Borrower for the purpose of future development of improvements. For purposes of the foregoing definition, "unimproved" shall mean Land on which the construction of building improvements has not commenced or has been discontinued for a continuous period longer than sixty (60) days prior to completion.

            "Lender Taxes" has the meaning given to such term in
Section 2.04(g).

            "Lenders" means Wells Fargo and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee. At all times that there are no Lenders other than Wells Fargo, the terms "Lender" and "Lenders" means Wells Fargo in its individual capacity. With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders" shall be deemed to mean "all Lenders other than Defaulting Lenders".

            "Letter of Credit Documents" has the meaning given to such term in
Section 2.01(e)(ii).

            "Letter of Credit Obligations" mean, collectively, (a) all reimbursement and other obligations of Borrower in respect of Letters of Credit, and (b) all amounts advanced by Lenders in respect of draws paid by Wells Fargo under Letters of Credit.

            "Letters of Credit" mean the standby letters of credit issued from time to time by Wells Fargo, for the account of Borrower, pursuant to Section 2.01(e), as the same may be drawn on, advanced, replaced or modified from time to time.

            "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

            "LIBOR" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by Agent, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by Agent to leading banks in the Eurodollar interbank market at approximately 9:00 A.M. San Francisco time two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by a one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR include the aforesaid reserve adjustment.

            "LIBOR Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to LIBOR.

            "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to Agent, whether or not outside the United States, which shall be making or maintaining LIBOR Loans of such Lender.

            "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Agent as the reserve percentage applicable to Agent as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Agent were in a net borrowing position.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to 9408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

            "Loan Account" has the meaning given to such term in
Section 2.03.

            "Loan Availability" means the lesser of (a) the Borrowing Base and
(b) the amount of the Facility from time to time.

            "Loan Documents" means this Agreement, the Loan Notes, the Mortgage Documents, the Guaranties, the Letter of Credit Documents and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT, Borrower or any Guarantor Subpartnership, which evidence, guaranty or secure the Obligations.

            "Loan Notes" means the promissory notes evidencing the Loans in the aggregate original principal amount of Fifty Million Dollars ($50,000,000) executed by Borrower in favor of Lenders, as they may be amended, supplemented, replaced or modified from time to time. The initial Loan Notes and any replacements thereof shall be substantially in the form of Exhibit E.

            "Loans" means the loans made pursuant to the Facility.

            "Major Agreements" means, at any time, (a) each Major BBP Lease, (b) each cross-easement, restrictions or similar agreement encumbering or affecting a Borrowing Base Property and any adjoining property, (c) each management or leasing agreement with respect to a Borrowing Base Property, (d) each ground lease affecting a Borrowing Base Property, and (e) any other agreement, contract, indenture or other document or instrument material to the operation, management and/or maintenance of a Borrowing Base Property or to the security afforded thereby.

            "Major BBP Lease" means (a) any BBP Lease shown on Schedule 3, and
(b) any BBP Lease with respect to ten thousand (10,000) or more square feet of the net rentable space of any Borrowing Base Property.

            "March 31, 1996 Financials" has the meaning given to such term in
Section 5.01(g).

            "Material Adverse Effect" means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a

Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

            "Maturity Date" has the meaning given to such term in
Section 2.01(d).

            "Minimum Net Worth" means the sum of (i) Fifty Million Two Hundred Ninety Thousand Dollars ($50,290,000) and (ii) ninety percent (90%) of Net Offering Proceeds following the Closing Date.

            "Mortgage Documents" means each Assignment of Mortgage, Mortgage, security agreement and other document executed by Borrower or a Guarantor Subpartnership and evidencing or creating Agent's Liens against a Borrowing Base Property, and all related appurtenances, fixtures or other property rights or interests, as security for the Obligations, as each of the foregoing may be amended, supplemented or modified from time to time.

            "Mortgages" means the mortgages, deeds of trust or trust deeds with assignments of leases and rents, security agreements and fixture filings encumbering the Borrowing Base Properties executed by Borrower or a Guarantor Subpartnership in favor of Agent.

            "Multiemployer Plan" means an employee benefit plan defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by a Person or an ERISA Affiliate.

            "Net Income" means, for any Person and any period, the net earnings (or loss), after Taxes and minority interests, calculated for such period on a consolidated basis in conformity with GAAP. Notwithstanding the foregoing, in determining "Net Income" for REIT, minority interests in Borrower shall be added back.

            "Net Offering Proceeds" means (a) all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock in the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) less customary costs and discounts of issuance paid by the REIT, all of which proceeds shall have been concurrently contributed by the REIT to Borrower as additional capital, plus (b) all cash and the fair market value of the net equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower.

            "Net Operating Income" means, with respect to a Borrowing Base Property, the net operating income of such Property determined in accordance with GAAP, except that, for purposes of determining Net Operating Income, (a) income shall be calculated on a stabilized basis and shall not include security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items of a non-recurring nature,
(b) such income shall be subject to adjustment, on a basis consistent with the determination of the Appraised Value for such Borrowing Base Property, in respect of management or similar fees, vacancy factor, anticipated property tax reassessment or other appropriate items, and (c) to the extent any Borrowing Base Property is not owned by Borrower or the Guarantor Subpartnership for the entire four most recently ended Fiscal Quarters preceding the date of determination, then the Net Operating Income for such Borrowing Base Property shall be subject to such adjustment as Agent determines to be appropriate. Notwithstanding the limitations in clause (a) above, Net Operating Income may include collected lease termination charges (amortized monthly over the remaining term of the lease) and delinquent rent recoveries so long as (1) any such charge or recovery does not relate to a date earlier than twelve (12) months prior to the end of the period for which Net Operating Income is determined and (2) no such recovery shall be made for any month during or after which the space to which such charge or recovery relates has been re-leased to another Person and such Person has an obligation to pay rent for such month(s).

            "Non Pro Rata Loan" means a Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares of such Loans and the failure of the non-funding Lender or Lenders to fund its or their respective Pro Rata Shares of such Loan constitutes a breach of this Agreement.

            "Non-Disturbance Agreement" has the meaning given to such term in
Section 3.04(c).

            "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.01(b), a notice substantially in the form of Exhibit F.

            "Obligations" means, from time to time, all Indebtedness of Borrower owing to Agent, any Lender or any Person entitled to indemnification pursuant to
Section 12.02, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other

Loan Document. (Notwithstanding the foregoing definition of "Obligations", Borrower's obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Mortgage Documents.)

            "Officer's Certificate" means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

            "Other Investment Entity" means each corporation (including the Associated Companies), limited partnership in which Borrower has a limited partnership interest only, joint stock company, limited liability company, business trust or other organization of any type or kind in respect of whose debts and other obligations Borrower has no personal liability (beyond its investment therein) and whose financial results are not consolidated under GAAP in the Financial Statements.

            "Partnership Interest Security Agreements" means the Partnership Interest Security Agreements executed by Borrower and GRT Corporation, a Georgia corporation ("GRT Corp.") in favor of Agent and the Lenders pertaining to Borrower's and GRT Corp's collective pledge of (i) their respective limited partnership and general partnership ownership interests in UCT Associates (as set forth on Schedule 5.01(c)) to Agent and Lenders as security for the Loans and all of the Obligations related thereto and (ii) their respective limited partnership and general partnership ownership interests in GF III (as set forth on Schedule 5.01(c)) to Agent and Lenders as security for the term loan of Six Million One Hundred Twenty Thousand Dollars ($6,120,000) provided pursuant to the Credit Agreement (Term Loan) by and among Glenborough Properties, L.P., a California limited partnership, as Borrower, Wells Fargo Bank, National Association, in its capacity as Agent and Lender, and various other Lenders party thereto, dated as of July 11, 1996, and all of the Obligations related thereto.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

            "Permitted Liens" mean:

            (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due;

            (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations;

            (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters described as exceptions on Schedule B of the title insurance policies described in Section 4.01(d)(ii) which are delivered to and accepted by Agent in satisfaction of the applicable condition to the first Loan disbursement;

            (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due; and

            (e) any other laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters described as exceptions on Schedule B of the title insurance policies described in Section 3.01 pertaining to proposed additional Borrowing Base Properties or any other Liens which are unanimously accepted by Lenders.

            "Person" means any natural person, employee, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

            "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

            "Post-Foreclosure Plan" has the meaning given to such term in
Section 11.11(e).

            "Price Adjustment Date" has the meaning given to such term in
Section 2.04(h)(iii).

            "Pro Rata Share" means, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Commitments.

            "Proceedings" means, collectively, all actions, suits and proceedings before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

            "Property" means, as to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned and operated by such Person in the ordinary course of its business.

            "Property Release" has the meaning given to such term in Section 3.02.

            "Protective Advance" means all sums expended as determined by Agent to be necessary to: (a) protect the priority, validity and enforceability of the Liens on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 12.01 or post-foreclosure ownership, maintenance, operation or marketing of any Borrowing Base Property.

            "Regulations G, T, U and X" mean such Regulations of the Federal Reserve Board as in effect from time to time.

            "REIT" means Glenborough Realty Trust Incorporated, a Maryland corporation.

            "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

            "Remedial Action" means any action required by applicable Environmental Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" means any of the events described in Section 4043(b) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

            "Requirements of Law" mean, as to any Person, the charter and by-laws, partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, FIRREA and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

            "Requisite Lenders" mean, collectively, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), provided that, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders, and (ii) notwithstanding the foregoing, at all times when two or more Lenders are party to this Agreement, the term Requisite Lenders shall in no event mean less than two Lenders.

            "Secretary's Certificate" has the meaning given to such term in
Section 4.01(e).

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that Securities shall not include Cash Equivalents, Investment Mortgages or equity investments in Unconsolidated Entities.

            "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "Senior Loans" has the meaning given to such term in Section
11.04(b).

            "Solvency Certificate" means a certificate in the form of Exhibit H.

            "Solvent" means, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            "Subsidiary" means each Person in which Borrower has an ownership interest, whose financial results are consolidated under GAAP in the Financial Statements. Each Guarantor Subpartnership shall be a "Subsidiary".

            "Taxes" means all federal, state and local net income taxes.

            "Term Loan" has the meaning given to such term in Section 2.01(d).

            "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA,
(e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate from a Multiemployer Plan, or (g) the adoption of an amendment by any Person or any ERISA Affiliate to terminate any Benefit Plan.

            "Total Liabilities" means the sum of (i) all Indebtedness of Borrower, and (ii) Borrower's Share of the Indebtedness of each Other Investment Entity (other than the Associated Companies).

            "Unconsolidated Entity" means each Investment Partnership and Other Investment Entity.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of California, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "Uniform Commercial Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

            "Unmatured Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "Unused Facility Fee" has the meaning given to such term in
Section 2.05(a).

            "UCT Associates" means UCT Associates, a California limited partnership.

      1.02 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to and including". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

      1.03  Terms.

            (a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

            (b) Any time the phrase "to the best of Borrower's knowledge" or a phrase similar thereto is used herein, it means: "to the actual knowledge of the then executive or senior officers of Borrower and the REIT, after reasonable inquiry of those agents, employees or contractors of the REIT or Borrower who could reasonably be anticipated to have knowledge with respect to the subject matter or circumstances in question and after review of those documents or instruments which could reasonably be anticipated to be relevant to the subject matter or circumstances in question."

            (c) In each case where the consent or approval of Agent, all Lenders and/or Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Agent and, as applicable, each Lender, unless otherwise specifically indicated.

            (d) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

            (e) Any time the defined term "Borrower", or any other defined term incorporating the defined term "Borrower" within its definition, is used in
Article IX, it has the inclusive meaning of "REIT, Borrower and any other Affiliate of REIT or Borrower which is consolidated within REIT's Financial Statements".


                                  ARTICLE II

                                     LOANS

      2.01  Loan Advances and Repayment; Letters of Credit.

            (a)   Loan Availability.

                  (i) Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make Loans to Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Maturity Date (but in no event later than the conversion of the Facility to the Term Loan in accordance with subparagraph (d) below), in an aggregate amount which shall not exceed Loan Availability. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder and that the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan. Loans may be voluntarily prepaid pursuant to Section 2.06(a) and, subject to the provisions of this Agreement, any amounts so prepaid may be reborrowed under this Section 2.01(a)(i). The principal balance of the Loans shall be payable in full on the Maturity Date. The Loans will be evidenced by the Loan Notes.

                  (ii) If at any time the outstanding principal balance of the Loans exceeds the Borrowing Base as a result of a reduction in any Borrowing Base Value, Borrower shall submit to Agent, not later than thirty (30) days following written notice from Agent to Borrower (a copy of which shall be sent promptly by Agent to each Lender) of the existence of such excess borrowing condition, a written plan pursuant to which Borrower shall cause such excess borrowing condition to be eliminated not later than sixty (60) days following such notice, through one or both of the following means: Borrower shall (A) pay to Agent such amounts and/or
      (B) mortgage to Agent such additional Borrowing Base Property(-ies) as Lenders may accept under Section 3.01 as are necessary so that the outstanding principal balance of the Loans does not exceed the Borrowing Base. Failure by Borrower to have complied with the foregoing in a timely manner shall constitute an Event of Default without further notice or grace period hereunder. No further Borrowings, or release of any Borrowing Base Property, shall be permitted so long as such excess borrowing condition shall continue to exist. Nothing in this subparagraph (ii) shall excuse Borrower's compliance with all terms, conditions, covenants and other obligations imposed upon it under the Loan Documents during the period of such excess borrowing, nor in any manner condition or impair Agent's or Lenders' rights thereunder in respect of any such breach thereof by Borrower.

            (b) Notice of Borrowing.

                  (i) Whenever Borrower desires to borrow under this Section 2.01, but in no event more than three (3) times during any one (1) calendar month, Borrower shall give Agent, at Wells Fargo Real Estate Group Disbursement Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, with a copy to: Wells Fargo Bank, Real Estate Capital Markets, 555 Montgomery Street, Seventeenth Floor, San Francisco, California 94111, Attention: Sean Flannery, or such other address(es) as Agent shall designate, an original or facsimile Notice of Borrowing no later than 9:00 A.M. (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the proposed Funding Date of each Loan. Each Notice of Borrowing shall specify (A) the Funding Date (which shall be a Business Day) in respect of the Loan, (B) the amount of the proposed Loan, provided that the aggregate amount of such proposed Loan shall equal One Million Dollars ($1,000,000) or integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof, (C) whether the Loan to be made thereunder will be a Base Rate Loan or a LIBOR Loan and, if a LIBOR Loan, the Interest Period, (D) to which account of Borrower the funds are to be directed, and (E) the proposed use of such Loan. Any Notice of Borrowing pursuant to this Section 2.01(b) shall be irrevocable.

                  (ii) Borrower may elect (A) to convert LIBOR Loans or any portion thereof into Base Rate Loans, (B) to convert Base Rate Loans or any portion thereof to LIBOR Loans, or (C) to continue any LIBOR Loans or any portion thereof for an additional Interest Period, provided, however, that the aggregate amount of the Loans being converted into or continued as LIBOR Loans shall, in the aggregate, equal One Million Dollars ($1,000,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess thereof. The applicable Interest Period for the continuation of any LIBOR Loan shall commence on the day on which the next preceding Interest Period expires. The conversion of a LIBOR Loan to a Base Rate Loan shall only occur on the last Business Day of the Interest Period relating to such LIBOR Loan; such conversion shall occur automatically in the absence of an election under Clause (C) above. Each election under Clause (B) or Clause
      (C) above shall be made by Borrower giving Agent an original or facsimile Notice of Borrowing no later than 9:00 A.M. (San Francisco time), not less than three (3) nor more than five (5) Business Days prior to the date of a conversion to or continuation of a LIBOR Loan, specifying, in each case
      (1) the amount of the conversion or continuation, (2) the Interest Period therefor, and (3) the date of the conversion or continuation (which date shall be a Business Day).

               (iii) Upon receipt of a Notice of Borrowing in proper form requesting LIBOR Loans under subparagraph (i) or (ii) above, Agent shall determine the LIBOR applicable to the Interest Period for such LIBOR Loans, and shall, two (2) Business Days prior to the beginning of such Interest Period, give (by facsimile) a Fixed Rate Notice in respect thereof to Borrower and Lenders; provided, however, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Agent of the LIBOR shall be conclusive and binding upon the parties hereto in the absence of manifest error.

            (c) Making of Loans. Subject to Section 11.03 or as otherwise provided herein, on the Closing Date, Agent shall deposit by wire transfer of immediately available funds the net proceeds of the initial Loan to Chicago Title Insurance Company's escrow account (Escrow Number 5157000-X47) at Bank of America, 1850 Gateway Boulevard, Concord, California, Account Number 12351-50737, to be released to or for the account of Borrower in accordance with Agent's and Borrower's escrow instructions with respect thereto. Agent shall deposit by wire transfer of immediately available funds the proceeds of subsequent Loans on the applicable Funding Date either (i) into an escrow account to be released to or for the account of Borrower in accordance with Agent's and Borrower's escrow instructions with respect thereto, or (ii) if acceptable to Agent, to such other account specified in Borrower's Notice of Borrowing. All Loans made hereunder shall bear interest from the date of Lenders' initial deposit into the applicable escrow account or other specified bank account.
            (d) Term. The outstanding balance of the Loans shall be payable in full on the earliest to occur of (i) the second anniversary of the Closing Date,
(ii) the acceleration of the Loans pursuant to Section 10.02(a), or (iii) Borrower's written notice to Agent (pursuant to Section 2.06(a)) of Borrower's election to prepay all accrued Obligations and terminate all

Commitments (said earliest date referred to herein as the "Maturity Date"); provided, however, that Borrower shall have the right to request an extension of the date referred to in clause (i) above for one (1) year, effective on the second anniversary of the Closing Date and on each successive anniversary of the Closing Date, as follows: (A) Borrower shall give Agent written notice of Borrower's request for an extension of the Maturity Date (a copy of which notice shall be sent promptly by Agent to each other Lender) not earlier than one hundred eighty (180 days), nor later than one hundred fifty (150) days, prior to the applicable anniversary of the Closing Date, and (B) Borrower's request for an extension must be unanimously approved by all Lenders in their sole discretion. Agent shall notify Borrower in writing, not later than ninety (90) days prior to the subject anniversary of the Closing Date, as to whether or not such request for extension has been approved by Lenders; any such approval shall be deemed conditioned upon there existing no Unmatured Event of Default or Event of Default on the Maturity Date in effect prior to any such extension being approved. Not later than the commencement of the extension year, Borrower shall pay to Agent (for the benefit of all Lenders, subject to Section 11.04(b)) in the manner provided in Section 2.06(b) a non-refundable extension fee (the "Extension Fee") in an amount equal to three-eighths percent (0.375%) of the amount of the Facility. If Borrower's request to extend the Maturity Date is not approved, or if Borrower shall have determined not to request an extension of the Facility on a revolving credit basis, then in either case, not later than the subject anniversary date of the Closing Date, Borrower may elect to convert the Facility into a three-year amortizing term loan ("Term Loan"). If Borrower so elects, then (1) effective upon such anniversary date of the Closing Date (the "Term Loan Conversion Date"), the Facility shall cease to revolve and (2) the entire outstanding principal balance of the Facility as of such anniversary date (the "Beginning Term Loan Balance") shall be fully amortized as described below over the three (3) years following the Term Loan Conversion Date (subject to earlier termination pursuant to clause (ii) or (iii) above), with the first payment due ninety (90) days after the Term Loan Conversion Date and the succeeding eleven principal payments due quarterly thereafter until the Beginning Term Loan Balance has been repaid in full. Each quarterly principal payment during the first year of the Term Loan shall equal twelve and one-half percent (12.5%) of the Beginning Term Loan Balance; each quarterly principal payment during the second year of the Term Loan shall equal ten percent (10.0%) of the Beginning Term Loan Balance; and each quarterly principal payment during the third year of the Term Loan shall equal two and one-half percent (2.5%) of the Beginning Term Loan Balance. Not later than the Term Loan Conversion Date and the first and second anniversary thereof, Borrower shall pay to Agent (for the benefit of Lenders, subject to Section 11.04(b)) in the manner provided in
Section 2.06(b) a non-refundable extension fee equal to three-eighths percent (0.375%) of the principal balance of the Term Loan outstanding on the date such payment is due.

            (e) Letters of Credit.

                  (i) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time through the day that is ninety (90) days prior to the Maturity Date, Agent shall cause Wells Fargo to issue such Letters of Credit for the account of Borrower as Borrower may request; provided that (A) upon issuance of such Letters of Credit, the sum of the aggregate outstanding principal amount of all Loans plus the aggregate face amount of all outstanding Letters of Credit shall not exceed Loan Availability; (B) the aggregate face amount of all outstanding Letters of Credit shall not exceed One Million Dollars ($1,000,000); and
      (C) unless all Lenders otherwise consent in writing, the term of any Letter of Credit (including any automatic extension or renewal clause) shall not extend beyond the date thirty (30) days preceding the Maturity Date. All references herein to "the outstanding principal balance of the Loans" or similar references shall be deemed to include, for all purposes, the aggregate undrawn face amount of all outstanding Letters of Credit; unless the context otherwise requires, each reference herein to "Loan" or "Borrowing" shall include the issuance of a Letter of Credit, the payment of any draw thereunder by Wells Fargo and/or advances by Lenders to reimburse Wells Fargo, as appropriate.

                  (ii) Borrower shall deliver to Agent and Wells Fargo a duly executed request for Letter of Credit not later than 9:00 A.M. (San Francisco time), at least five (5) Business Days prior to the date upon which the requested Letter of Credit is to be issued. Borrower shall further execute and/or deliver to Agent and Wells Fargo such additional instruments and documents as Agent and/or Wells Fargo may require, in conformity with the then standard practices of Wells Fargo's letter of credit department, in connection with the issuance of such Letter of Credit (collectively, the "Letter of Credit Documents").

                  (iii) Agent shall, if it approves of the content of the request for a Letter of Credit, and subject to the conditions set forth in
      Section 4.02, cause the issuance of the Letter of Credit on or before 5:00 P.M. (San Francisco time), on or before the day five (5) Business Days following receipt of the documents last due pursuant to subsection (ii) above. Upon issuance of a Letter of Credit, Agent shall promptly provide a copy thereof to each Lender and shall notify Lenders promptly of all payments, reimbursements, expirations, negotiations, transfers and other activity with respect to outstanding Letters of Credit.

                  (iv) Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a pro rata issuer participation therein from Wells Fargo in an amount equal to such Lender's Pro Rata Share of the face amount of the Letter of Credit.

                  (v) If and to the extent that any amounts are drawn under any Letter of Credit, the amount so drawn shall be considered a Loan for all purposes hereunder as of the date of such draw. Promptly after payment by Wells Fargo of any amount drawn under a Letter of Credit, Agent shall, without notice to or the consent of Borrower, direct Lenders to advance to Agent their Pro Rata Share of the amount so drawn, whether or not there then exists an Unmatured Event of Default or Event of Default, and whether or not any other condition precedent to the making of such Loan under
      Section 4.02 shall be satisfied. The proceeds of such advances shall be applied by Agent to reimburse Wells Fargo for the payment made by it under the Letter of Credit. Such Loan by Lenders pursuant to this Section 2.01(e)(v) shall be deemed to be a Base Rate Loan.

                  (vi) Upon the occurrence of the Maturity Date prior to the expiration of all Letters of Credit, Borrower shall immediately provide to Agent a standby letter of credit issued by a bank satisfactory to Agent, in form and substance satisfactory to Agent, in favor of Agent in a face amount equal to outstanding Letters of Credit on that date, or shall immediately make other provisions satisfactory to Agent for the full collateralization, by cash or cash equivalent, of all such outstanding Letters of Credit. Upon the failure of Borrower to comply with the foregoing requirements, such portion of the face amount of all outstanding Letters of Credit as to which Borrower has failed to comply shall be deemed to be immediately due and payable.

                  (vii) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                  (viii) Borrower assumes all risks as to the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Wells Fargo, Agent, any Lender nor any of their respective officers or directors shall be liable or responsible for, nor shall Borrower's obligations hereunder in respect of any Letter of Credit be impaired as a result of:

                        (A) any lack of validity or enforceability of any Letter of Credit or any Letter of Credit Documents;

                        (B) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                        (C) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                        (D) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Wells Fargo or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Documents or any unrelated transaction;

                        (E) payment by Wells Fargo against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                        (F) any other circumstance whatsoever in making or failing to make payment under any Letter of Credit.

In furtherance and not in limitation of the foregoing, Wells Fargo may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      2.02 Authorization to Obtain Loans. Borrower shall provide Agent with documentation satisfactory to Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing, and Agent and Lenders shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence or willful misconduct of the Person to be indemnified.

      2.03 Lenders' Accounting. Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) the names and addresses and the Commitments of Lenders, and principal amount of Loans owing to each Lender from time to time, and (b) all advances and repayments of principal and payments of accrued interest under the Loans, as well as payments of the Unused Facility Fee, as provided in this Agreement. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Agent's practice, Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within thirty (30) days after the date such statement is mailed or otherwise delivered to Borrower, delivers to Agent written notice of any objections which Borrower may have to any such statement, or within ten (10) days after discovery by Borrower of an error with respect to which Borrower had no knowledge and which could not have been determined after reasonable inquiry during said 30-day period. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. In the event that any such objection cannot be settled by Agent and Borrower within thirty (30) days after Agent receives notice thereof from Borrower, Agent shall notify all Lenders of such objection. Notwithstanding the foregoing, Agent's entries in the Loan Account evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

      2.04  Interest on the Loans.

            (a) Base Rate Loans. Subject to Section 2.04(d), all Base Rate Loans shall bear interest on the daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate. Except as to Letters of Credit, Base Rate Loans shall be made in minimum amounts of One Million Dollars ($1,000,000) or an integral multiple of Fifty Thousand Dollars ($50,000) in excess thereof.

            (b) LIBOR Loans. Subject to Sections 2.04(d) and 2.04(h), all LIBOR Loans shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of LIBOR for such Interest Period plus two and three-eighths percent (2.375%). LIBOR Loans shall be in tranches of One Million Dollars ($1,000,000) or Fifty Thousand Dollar ($50,000) increments in excess thereof. No more than four (4) LIBOR Loan tranches shall be outstanding at any one time. Notwithstanding anything to the contrary contained herein and subject to the Default Interest provisions contained in Section 2.04(d), if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Periods therefor or the date all Loans become due, whichever occurs first.

            (c) Interest Payments. Subject to Section 2.04(d), interest accrued on all Loans shall be payable by Borrower, in the manner provided in Section 2.06(b), in arrears on the first Business Day of the first calendar month following the Closing Date, the first Business Day of each succeeding calendar month thereafter, and on the Maturity Date.

            (d) Default Interest. Notwithstanding the rates of interest specified in Sections 2.04(a) and 2.04(b) and the payment dates specified in
Section 2.04(c), effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due shall bear interest payable upon demand at a rate which is five percent (5%) per annum in excess of the rate(s) of interest otherwise payable from time to time under this Agreement. All other amounts due Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall bear interest from and after demand at the rate set forth in this Section 2.04(d).

            (e) Late Fee. Borrower acknowledges that late payment to Agent will cause Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than (i) payment of the entire outstanding balance of the Loans on the Maturity Date, or (ii) any quarterly principal payments due after conversion of the Facility to a Term Loan, to which this subsection regarding late fees shall not apply), unless waived by Agent or Requisite Lenders pursuant to Section 11.11(a), a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Agent and Lenders will incur by reason of late payment. Borrower and Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Agent.

            (f) Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this Section 2.04, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law.

            (g) Changes; Legal Restrictions. In the event that after the Closing Date (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Agent or any Lender with any request or directive made or issued after the Closing Date (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

               (A) subjects Agent or any Lender to any tax, duty or other charge of any kind with respect to the Facility, this Agreement or any of the other Loan Documents, including the Mortgages, or the Loans or changes the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

               (B) imposes, modifies or holds applicable, in the determination of Agent or any Lender, any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Agent or such Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or in determining LIBOR); or

               (C) imposes on Agent or any Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date,

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing, maintaining or participating in the Loans or to reduce any amount receivable thereunder; then, in any such case, Borrower shall promptly pay to Agent or such Lender, as applicable, upon demand, such amount or amounts (based upon a reasonable allocation thereof by Agent or such Lender to the financing transactions contemplated by this Agreement and affected by this Section 2.04(g)) as may be necessary to compensate Agent or such Lender for any such additional cost incurred or reduced amounts received; provided, however, that
(i) neither Agent nor any Lender may claim under this Section 2.04(g) any such additional amount attributable to any period preceding the date that is ninety
(90) days prior to the date of its demand, (ii) before making any such demand, Agent, and each Lender, agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office as its lending office for purposes of the Loans and its Commitment, if (1) the making of such a designation would avoid the need for, or reduce the amount of, such demand and (2) would not, in the reasonable judgment of Agent or such Lender, as the case may be, be otherwise disadvantageous to it, and (iii) if the payment of such compensation may not be legally made whether by modification of the applicable interest rate or otherwise, then Lenders shall have no further obligation to make Loans that cause Agent or any Lender to incur such increased cost, and all affected Loans shall become immediately due and payable by Borrower. Agent or such Lender shall deliver to Borrower and in the case of a delivery by Lender, such Lender shall also deliver to Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this Section 2.04(g), whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured Event of Default then exists or, if an Event of Default or Unmatured Event of Default then exists, such amount will be credited to the Obligations in the manner determined by Agent or such Lender.

            (h) Certain Provisions Regarding LIBOR Loans.

               (i) LIBOR Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on the parties hereto) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any Loan as a LIBOR Loan, (A) the obligations of such Lenders to make or maintain any Loans as LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and (B) if required by such law or assertion, the LIBOR Loans of such Lender shall automatically convert into Base Rate Loans.

               (ii) Deposits Unavailable. If Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Loans, then, upon notice from Agent to Borrower the obligations of all Lenders to make or maintain Loans as LIBOR Loans shall forthwith be suspended until Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that Agent shall not have any liability to any Person with respect to any delay in giving such notice.

               (iii) Fixed Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBOR Loan during an Interest Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this subparagraph (iii), any Loan not being made as a LIBOR Loan in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof, shall be treated as if such LIBOR Loan had been prepaid.) Therefore, on the date a LIBOR Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("Fixed Rate Price Adjustment") equal to the then present value of (A) the amount of interest that would have accrued on the LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the Price Adjustment Date. The present value shall be calculated by using as a discount rate LIBOR quoted on the Price Adjustment Date.

          By initialling this provision where indicated below, Borrower waives any right Borrower may have under California Civil Code Section 2954.10 to repay any LIBOR Loans, in whole or in part, without payment of the Fixed Rate Price Adjustment upon acceleration of the maturity date of such Loans, and Borrower further confirms that Lenders' agreement to make LIBOR Loans at the interest rates and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for this waiver and agreement.

          BORROWER'S INITIALS: [initialed: AB]

     Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of Lenders, the Fixed Rate Price Adjustment as calculated by Agent. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

          (iv) Borrower understands, agrees and acknowledges the following: (A) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Loan or a Fixed Rate Price Adjustment; (B) LIBOR is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (C) Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment and Lender Taxes, if any, whether or not a Lender elects to purchase, sell and/or match funds.

          (i) Withholding Tax Exemption. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or Form 4224 further undertakes to deliver to Agent and Borrower two (2) additional copies of such form (or any applicable successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one (1) calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form, then Borrower may withhold from such payments such amounts as are required by the Internal Revenue Code.

      2.05  Fees.

          (a) Unused Facility Fee. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate (but in no event later than the conversion of the Facility to the Term Loan in accordance with Section 2.01(d) above), and subject to Section 11.04(b), Borrower shall pay to Agent, for the account of each Lender, a fee (the "Unused Facility Fee") accruing at the rate of one-quarter percent (0.25%) per annum upon an amount equal to (i) the amount of the Facility minus (ii) the average daily principal balance of all Loans (including, without limitation, the aggregate undrawn face amount of all outstanding Letters of Credit) as determined for each Fiscal Quarter. The Unused Facility Fee shall be payable, in the manner provided in Section 2.06(b), in arrears on the first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and ending on the date of payment in full of all Obligations to Lenders or all Obligations to a Lender pursuant to Section 2.01(d) or, if sooner, the date the Commitments terminate (but in no event later than the conversion of the Facility to the Term Loan in accordance with subparagraph 2.01(d) above), with the Unused Facility Fee to be prorated to the date of such final payment.

       (b) Agency Fees. Borrower shall pay Agent such fees as are provided for in the agency fee agreement between Agent and Borrower, as in existence from time to time.

       (c) Borrowing Base Fee. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, and subject to Section 11.04(b), Borrower shall pay to Agent, for the account of each Lender, a fee (the "Borrowing Base Fee") each time any additional or substitution property is accepted by Lenders as Borrowing Base Property in accordance with Section 3.01. The Borrowing Base Fee shall equal the product of (i) the additional or substitution property's Borrowing Base Value (excluding, however, any Borrowing Base Value for which Borrower receives no Borrowing Base credit because such Borrowing Base Value (other than with respect to University Club Tower) exceeds twenty-five percent (25%) of the Borrowing Base) times (ii) one-quarter percent (0.25%). The Borrowing Base Fee shall be payable in the manner provided in Section 2.06(b).

            (d) Letter of Credit Fees. As additional consideration for the issuance of Letters of Credit pursuant to

Section 2.01(e), Borrower agrees to pay to Agent, for the account of each Lender, a Letter of Credit fee equal to two and three- eighths percent (2.375%) per annum of the face amount of the Letters of Credit (but in no event less than $2,500 in respect of any Letter of Credit), payable upon issuance. In addition, Borrower shall pay directly to Wells Fargo for its sole account all processing, administrative, transfer, amendment and similar fees normally charged by Wells Fargo in connection with the issuance of standby letters of credit.

            (e) Payment of Fees. The fees described in Sections 2.01(d) and 4.01(o) and this Section 2.05 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to Agent or Lenders, including without limitation those referred to in this Section 2.05, in Section 12.01, or otherwise under this Agreement or any separate fee agreement between Borrower and Agent or any Lender relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after ten (10) days at the rate specified in Section 2.04(d) (but not to exceed the maximum rate permitted by applicable law), and shall constitute part of the Obligations, secured by all of the Collateral. The Unused Facility Fee and all Letter of Credit fees shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

      2.06 Payments.

            (a) Voluntary Prepayments. Borrower may, upon not less than three
(3) Business Days prior written notice to Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time (including, without limitation, from and after the Term Loan Conversion Date), prepay any Loans in whole or in part. Any notice of prepayment given to Agent under this
Section 2.06(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of LIBOR Loans, Borrower shall concurrently pay any Fixed Rate Price Adjustment payable in respect thereof. Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

            (b) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Agent's written wire transfer instructions) of immediately available funds, to Agent, for the account of each Lender, not later than 11:00 A.M. (San Francisco time) on the date due; and funds received by Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

            (c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any of the fees specified in Section 2.05, as the case may be.

      2.07 Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by Agent or any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) made or issued after the Closing Date affects or would affect the amount of capital required or expected to be maintained by Agent or such Lender or any corporation controlling Agent or such Lender, and Agent or such Lender determines that the amount of such capital is increased by or based upon the existence of Agent's obligations hereunder or such Lender's Commitment, then, upon demand by Agent or such Lender, Borrower shall immediately pay to Agent or such Lender, from time to time as specified by Agent or such Lender, additional amounts sufficient to compensate Agent or such Lender in the light of such circumstances, to the extent that Agent or such Lender determines such increase in capital to be allocable to the existence of Agent's obligations hereunder or such Lender's Commitment; provided, however, that (i) neither Agent nor any Lender may claim under this Section 2.07 any such additional amount attributable to any period preceding the date that is ninety
(90) days prior to the date of its demand, and (ii) before making any such demand, Agent, and each Lender, agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office as its lending office for purposes of the Loans and its Commitment, if (1) the making of such a designation would avoid the need for, or reduce the amount of, such demand and (2) would not, in the reasonable judgment of Agent or such Lender, as the case may be, be otherwise disadvantageous to it. A certificate as to such amounts submitted to Borrower by Agent or such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

      2.08 Notice of Increased Costs. Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.04(g) or (h) or Section 2.07, it will notify Borrower, and provide a copy of such notice to Agent, of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect Lender's rights to reimbursement provided for herein.


                                  ARTICLE III

                           BORROWING BASE PROPERTIES

      3.01 Acceptance of Borrowing Base Properties. Subject to compliance with the terms and conditions of Section 4.01 and this Section 3.01, Lenders have accepted the properties listed on Schedule 1 as of the Closing Date as Borrowing Base Properties. The acceptance of the Assigned Mortgages as Borrowing Base Property is conditional, and each Assigned Mortgage shall only remain qualified as Borrowing Base Property so long as, (i) no default occurs under any of the loan documents which is not cured within any applicable cure period pertaining to the Assigned Mortgage which would permit acceleration of such loan, including, without limitation, failure to make any payments when due, breach of covenants, representations or warranties, breach of any guarantees pertaining to such loan, or the bankruptcy or insolvency of the borrower or any guarantor with respect to such loan, (ii) no dispute occurs involving the nature or enforceability of the applicable loan obligations, and (iii) no loss of lien priority occurs with respect to the applicable mortgage, whether due to attachments, judgments or otherwise. If any single Assigned Mortgage executed by AFP Partners, a California limited partnership ("AFP"), as mortgagor, shall be disqualified as a Borrowing Base Property pursuant to the preceding, then all other Assigned Mortgages executed by AFP, as mortgagor, shall be disqualified as Borrowing Base Property concurrently therewith. Upon disqualification of any Assigned Mortgage, the Borrowing Base shall be reduced accordingly and any outstanding principal balance of the Loans in excess of the Borrowing Base, after giving effect to such Assigned Mortgage disqualification, shall be immediately due and payable unless Borrower provides additional or replacement Borrowing Base Property (acceptable to Agent and Lenders in accordance with this Section 3.01) concurrently with such Assigned Mortgage disqualification.

      If Borrower desires that Lenders accept an additional property as a Borrowing Base Property, Borrower shall so notify Agent, and Agent shall promptly notify each other Lender; provided, however, that no additional Investment Mortgages shall be admitted as Borrowing Base Property. No such additional property will be evaluated by Lenders as a potential Borrowing Base Property unless Borrower delivers to Agent the following:

          (a) A current operating statement for such property audited or certified by Borrower as being true and correct in all material respects and prepared in accordance with GAAP and comparative operating statements (in the general form of Borrowing Base Property Statements) for the current period and for the previous two (2) Fiscal Years; provided, however, that, if Borrower shall have owned such property for less than the period to be covered by such operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, so long as Borrower provides operating statements prepared and certified by the former owner(s) for the remainder of the period required hereunder, if available;

          (b) A current rent roll for such property and a three (3) year operating and occupancy history of such property, if available, in form satisfactory to Agent, and certified by Borrower to be true and correct;

          (c) A copy of Borrower's most recent Owner's Policy of Title Insurance and a current preliminary report covering such property and showing the identity of the fee titleholder thereto (and any ground lessee) and all matters of record, together with copies of all such matters of record;

          (d) A survey of such property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including a certification that such property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

          (e) A "Phase I" environmental assessment of such property not more than twelve (12) months old;

          (f) Copies of all Major Agreements affecting such property;

          (g) Copies of engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies as shall be required by Agent) with respect to such property;

          (h) A schedule of all personal property, including intangible personal property owned by Borrower or the Guarantor Subpartnership, as applicable, and used in connection with the maintenance or operation of such property; and

          (i) Such other information as may be reasonably requested by Agent in order to evaluate the potential Borrowing Base Property.

If, after receipt and review of the foregoing documents and information, Agent is prepared to proceed with acceptance of such property as a Borrowing Base Property, Agent will so notify Borrower, and Agent will obtain an Appraisal of such property in order to determine the Appraised Value thereof. After obtaining such Appraised Value, Agent will submit the foregoing documents, information and the Appraised Value to the Lenders for their review. Lenders will provide written notice to Agent of their acceptance or rejection of such property within thirty (30) days after receipt of the foregoing documents, information and the Appraised Value. Such acceptance or rejection shall be in Lenders' sole discretion. Only upon unanimous acceptance by Lenders of such property (including, unanimous acceptance by Lenders of any Liens thereon), execution and delivery of documents and completion of all other closing requirements imposed by Agent, and such other items or documents as may be appropriate under the circumstances, including updates of any documents described in this Section 3.01, shall such property shall become a Borrowing Base Property.

      3.02 Release of Borrowing Base Properties. Upon repayment and satisfaction in full of all Obligations and the termination of all Commitments and this Agreement, Agent will release the Mortgage Documents with respect to each of the Borrowing Base Properties. From time to time Borrower may request, upon not less than thirty (30) days' prior written notice to Agent (which shall promptly send a copy thereof to each other Lender), that a Borrowing Base Property be released from the Liens created by the Mortgage Documents applicable thereto, which release ("Property Release") shall be delivered by Agent if all of the following conditions are satisfied as of the date of such Property Release:

          (a) no Unmatured Event of Default or Event of Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Borrowing Base Property;

          (b) the Maturity Date has not occurred;

          (c) Borrower shall have delivered to Agent a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to such Property Release;

          (d) Agent shall have determined that the outstanding principal balance of the Loans will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Borrowing Base Property to be given concurrently with such Property Release;

          (e) the title insurance policy or policies issued in favor of Agent shall, at the request of Agent, be endorsed to reflect such release of Collateral, and Borrower shall pay all costs and expenses incurred by or for the account of Agent in connection with such Property Release;

          (f) Agent shall have determined that no single Borrowing Base Property (other than University Club Tower) will comprise more than twenty-five percent (25%) of the then Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Borrowing Base Property to be given concurrently with such Property Release, or Lenders provide their unanimous consent to such release after notice that such Collateral concentration limit will be exceeded as a result of such release; and

          (g) Agent shall have determined that the Assigned Mortgages will comprise no more than forty percent (40%) of the then Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any property as additional or replacement Borrowing Base Property to be given concurrently with such Property Release.

            Notwithstanding the preceding, no single Assigned Mortgage executed by AFP, as mortgagor, shall be released unless all other Assigned Mortgages executed by AFP, as mortgagor, are released in accordance with this Agreement concurrently therewith.

      3.03 Borrowing Base Determinations.

          (a) Appraisals. The Appraised Value of a Borrowing Base Property or Properties shall be determined or redetermined, as applicable, under each of the following circumstances:

                  (i) Upon initial acceptance of a property as a Borrowing Base Property Agent will determine the Appraised Value thereof;

                  (ii) From time to time a Borrowing Base Property may be reappraised, at Borrower's reasonable request, upon notice by Borrower to Agent to reappraise a Borrowing Base Property, in which event Agent shall cause an Appraisal thereof to be made;

                  (iii) The Agent shall have the right to have the Appraised Value of each Borrowing Base Property redetermined at least every two years after inclusion in the Borrowing Base and more frequently as provided below; and

                  (iv) At any time and from time to time, upon five (5) Business Days' prior written notice to

      Borrower, Agent may (and shall at the direction of Requisite Lenders) redetermine the Appraised Value of a Borrowing Base Property or Properties in any of the following circumstances:

                        (A) if a material adverse change occurs, as determined by Agent in its discretion, with respect to a Borrowing Base Property, including, without limitation, a material deterioration in the Net Operating Income of a Borrowing Base Property (including the actual or anticipated loss without replacement of a Major BBP Lease), or a major casualty, condemnation, contamination or violation of any Requirements of Law; or

                        (B) if necessary in order to comply with Requirements of Law applicable to any Lender.

Any Appraised Value so determined or redetermined shall be submitted by Agent to Lenders for approval by Lenders. Agent shall notify Borrower of any approved change in Appraised Value.

          (b) Borrowing Base Value. Borrowing Base Values will be adjusted downward as of the end of a Fiscal Quarter if application of the formula described in clause (b) of the definition of Borrowing Base Value justifies such adjustment. In the event the Borrowing Base Value of any Borrowing Base Property is increased, such increase shall not become effective until Borrower delivers to Agent an endorsement, if necessary, to Agent's title insurance policy increasing the amount thereof as related to such Borrowing Base Property to not less than one hundred percent (100%) of the adjusted Borrowing Base Value.

          (c) Borrowing Base Determination. The Borrowing Base will be recalculated at the end of each Fiscal Quarter.

      3.04 Covenants Relating to Borrowing Base Properties.

          (a) Insurance, Casualty. Borrower shall maintain or cause to be maintained insurance covering the Borrowing Base Properties in such amounts and covering such risks as is required pursuant to the Mortgage Documents or otherwise as required from time to time by Agent.

          (b) BBP Leases; Major Agreements. Unless otherwise consented to by Agent in writing, all BBP Leases entered into after the date of this Agreement shall (i) be to third parties (except any BBP Leases approved by Agent to Glenborough Hotel Group) under market terms, (ii) provide for uses of such Borrowing Base Property that are consistent with first-class management thereof, and (iii) contain provisions regarding insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment and other material matters in substantial conformity with the standard form(s) of space lease utilized by Borrower for each Borrowing Base Property, all of which standard forms (including revisions thereto) shall be submitted by Borrower to Agent for approval in writing. Borrower shall only enter into a Major BBP Lease after the date of this Agreement if (i) Borrower has received Agent's prior written approval of the terms thereof, or (ii) Agent has not notified Borrower of its disapproval of such proposed BBP Lease within thirty (30) days after Agent's receipt of such proposed Major BBP Lease and a transmittal letter requesting that Agent review such proposed BBP Lease and approve or disapprove such proposed Major BBP Lease within thirty (30) days after receipt thereof in accordance with this Section 3.04(b). Upon request by Agent, Borrower shall provide to Agent an executed copy of each BBP Lease, including all amendments, estoppel certificates and related documentation. In addition, promptly following the execution of any Major Agreement (or the termination or material modification thereof), Borrower shall provide a copy thereof to Agent, and Agent shall promptly provide a copy thereof to each other Lender. Upon the execution of any Major Agreement (or the termination or material modification thereof) not approved in writing by Agent prior to such execution, Agent may (and shall at the direction of Requisite Lenders) redetermine the Appraised Value for the subject Borrowing Base Property; such reappraisal right shall be in addition to the rights to reappraise set forth in
Section 3.03(a)(iv).

          (c) Non-Disturbance Agreements. Borrower or, as applicable, the Guarantor Subpartnership, shall obtain, prior to Closing, from all tenants under those Major BBP Leases heretofore specified by Agent an estoppel, subordination, acknowledgement of lease assignment, non-Disturbance and/or attornment agreement in a form approved by Agent (each, as well as the estoppel certificates referred to below, a "Non-Disturbance Agreement"). In addition, Borrower or, as applicable, the Guarantor Subpartnership, shall use its best efforts to obtain prior to Closing, or as soon thereafter as possible, from certain additional tenants heretofore specified by Agent an estoppel certificate in a form approved by Agent. If any Non-Disturbance Agreement asserts a material claim or setoff right by the tenant, is materially inconsistent with the rent roll for such Borrowing Base Property, or is delivered in a form materially different from the Non-Disturbance Agreement, then, in any such circumstance, Agent shall have the right to establish an appropriate reserve against Loan Availability until Agent determines that the circumstance leading to such reserve as aforesaid has been favorably resolved. Borrower or, as applicable, a Guarantor Subpartnership, shall obtain, from each tenant under a Major BBP Lease entered into after the Closing Date, a Non-Disturbance Agreement in a form approved by Agent as a part of the approval of such Major BBP Lease. Notwithstanding the preceding, Agent and Lenders agree that with respect to Hovpark, Borrower shall only be obligated to obtain such Non-

Disturbance Agreements and estoppel certificates as Borrower is entitled to obtain as lender under the Assigned Mortgage with respect to Hovpark; provided, however, that Borrower shall nevertheless make its best efforts to obtain such Non-Disturbance Agreements and estoppel certificates prior to Closing, or as soon as possible thereafter.

          (d) Management Agreements. From and after the Closing Date, neither Borrower nor any Guarantor Subpartnership shall enter into, or thereafter amend in any material manner or terminate, a management agreement with respect to any Borrowing Base Property, except upon thirty (30) days' prior written notice to and approval by Agent. Borrower shall timely provide to Agent a copy of any proposed management agreement, and Agent shall promptly provide a copy thereof to each other Lender. Any proposed management agreement submitted to Agent for approval and not disapproved by Agent within thirty (30) days after receipt thereof, shall be deemed to be approved by Agent. Without limiting in any way Agent's approval rights with respect thereto, each proposed management agreement shall include an absolute right of Borrower or the Guarantor Subpartnership to terminate same upon thirty (30) days' notice to the property manager and shall provide for management fees, reimbursements or other payments to the property manager at levels not in excess of applicable market levels.

          (e) Major Construction. If Borrower or any Guarantor Subpartnership intends to engage in (or permit any obligor under an Assigned Mortgage to engage in) any construction, remodeling or demolition project or series of related projects with respect to a Borrowing Base Property, the aggregate cost of which will exceed One Million Dollars ($1,000,000), Borrower shall first notify Agent, and such construction project shall be subject to Agent's approval, which approval shall not be unreasonably withheld. Any proposed construction project submitted to Agent for approval and not disapproved by Agent within thirty (30) days after receipt thereof, shall be deemed to be approved by Agent.

       (f) Property Taxes. Not later than sixty (60) days following payment of real property taxes or assessments applicable to a Borrowing Base Property, Borrower shall provide to Agent written evidence (including canceled checks) of the payment thereof. Upon any breach of the foregoing covenant, and in addition to any other right or remedy set forth in this Agreement, Agent may require that Borrower obtain, at its expense, a tax service agreement covering any or all Borrowing Base Properties.

                                  ARTICLE IV

                              CONDITIONS TO LOANS

     4.01 Conditions to Initial Disbursement of Loans. The obligation of Lenders to make the initial disbursement of the Loans shall be subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

          (a) Borrower Loan Documents. Borrower shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

            (i) this Agreement;

            (ii) the Loan Notes;

            (iii) all Uniform Commercial Code financing statements as shall be requested by Lenders;

            (iv) all applicable Mortgage Documents;

            (v) an environmental indemnification; and

            (vi) all other documents to be executed by or on behalf of Borrower as listed on the Closing Checklist.

          (b) Guarantor Subpartnership Loan Documents. Each Guarantor Subpartnership shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

            (i) a Guaranty;

            (ii) all applicable Mortgage Documents;

            (iii) all Uniform Commercial Code financing statements as shall be requested by Lenders;

            (iv) an environmental indemnification; and

            (v) all other documents to be executed by or on behalf of each Guarantor Subpartnership as listed on the Closing Checklist.

          (c) REIT Loan Documents. The REIT shall have executed and delivered to Agent each of the following, in form and substance acceptable to Agent and each other Lender:

            (i) a Guaranty;

            (ii) an environmental indemnification; and

            (iii) all other documents to be executed by or on behalf of the REIT as listed on the Closing Checklist.

          (d) Borrowing Base Property Documents. Agent shall have received the following documents with respect to each Borrowing Base Property in form and substance acceptable to Agent and each other Lender:

            (i) an Appraisal;

            (ii) American Land Title Association extended coverage Lender's policies of title insurance or a commitments to issue such policies, from a title company acceptable to Agent, each in the amount of the Facility (or other amount approved by Agent), insuring the respective Mortgage or Assigned Mortgage as a first mortgage subject only to Permitted Liens, with endorsements and otherwise in form and substance acceptable to Agent and Agent's counsel;

            (iii) if required to obtain acceptable title insurance, a survey in the form described in Section 3.01(d), certified to Agent;

            (iv) such opinions of Borrower's local counsel pertaining to such Borrowing Base Property as Agent shall require, in form and substance satisfactory to Agent and Agent's counsel;

            (v) Non-Disturbance Agreements pursuant to Section 3.04(c);

            (vi) a rent roll, in form satisfactory to Agent, certified by Borrower to be true, correct and complete in all material respects;

            (vii) an environmental audit for each Borrowing Base Property, conducted by an environmental engineering firm acceptable to Lenders, and satisfactory evidence that Borrower, each Guarantor Subpartnership and all Borrowing Base Properties are in compliance in all material respects with all Environmental Laws, the violation of which could have a Material Adverse Effect on Borrower, any Guarantor Subpartnership, any Borrowing Base Property or the REIT; and

            (viii) such other documents with respect to each Borrowing Base Property as are listed on the Closing Checklist or as Agent shall otherwise reasonably require.

          (e) Corporate and Partnership Documents. Agent shall have received the corporate and partnership documents with respect to Borrower, the REIT and each Guarantor Subpartnership (and corporate general partner thereof) as listed on the Closing Checklist, including a certificate of each such entity's Secretary or an officer comparable thereto (a "Secretary's Certificate") with respect to authorization, incumbency and all organizational documents.

          (f) Borrowing Base and Compliance Certificates. Borrower shall have delivered to Agent a Borrowing Base Certificate evidencing sufficient Loan Availability to support the Loans being requested and a Compliance Certificate.

          (g) Notice of Borrowing. Borrower shall have delivered to Agent a Notice of Borrowing and, if applicable, Agent shall have delivered to Borrower a Fixed Rate Notice, in each case in compliance with Section 2.01(b).

          (h) Performance. Borrower, the REIT and each Guarantor Subpartnership shall have performed in all material respects all agreements and covenants required by Agent to be performed by them on or before the Closing Date.

          (i) Solvency. Each of the REIT, Borrower and each Guarantor Subpartnership shall be Solvent and shall have delivered to Agent a Solvency Certificate to that effect.

          (j) Material Adverse Changes. No change, as determined by Agent and Lenders, shall have occurred, during the Interim Period, which has a Material Adverse Effect on Borrower, any Guarantor Subpartnership, any Borrowing Base Property, the REIT or the operating performance of any Borrowing Base Property.

          (k) Litigation Proceedings. There shall not have been instituted or threatened, during the Interim Period, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect Borrower, any Guarantor Subpartnership, any Borrowing Base Property or the REIT which has a Material Adverse Effect, as reasonably determined by Agent.

          (l) Perfection of Liens. All Mortgages and financing statements shall have been recorded or filed, as applicable, and Agent shall have a valid, perfected first priority lien on all of the Borrowing Base Properties and other Collateral.

          (m) Indefeasible Title. Borrower and the Guarantor Subpartnerships, as applicable, shall have good, indefeasible and merchantable title to the Collateral, free and clear of all Liens other than Permitted Liens.

          (n) No Event of Default; Satisfaction of Financial Covenants. On the Closing Date and after giving effect to the initial disbursements of the Loans, no Event of Default or

Unmatured Event of Default shall exist and all of the financial covenants contained in Sections 8.05 and 8.06 and Article IX shall be satisfied.

         (o) Fees. Agent shall have received for the account of Lenders all fees then due, including any fees payable in accordance with Section 12.16, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Agent on or before the Closing Date and all expenses of Agent or Lenders incurred prior to such Closing Date (excluding Lenders' direct legal expenses) shall have been paid by Borrower.

          (p) Opinion of Counsel. Agent shall have received, on behalf of Agent and Lenders, favorable opinions of counsel (which may, as to certain matters, be rendered by in-house counsel) for Borrower, each Guarantor Subpartnership and the REIT dated as of the Closing Date, in form and substance satisfactory to Agent, Lenders and their respective counsel.

          (q) Consents and Approvals. All material licenses, permits, consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by Borrower, each Guarantor Subpartnership and the REIT.

          (r) Insurance. Agent shall have received evidence that Borrower and each Guarantor Subpartnership have property, casualty and liability insurance satisfactory to Agent, and loss payable endorsements in form and substance satisfactory to Agent naming Agent as loss payee with respect to property and casualty insurance shall have been executed and delivered to Agent, together with such certificates of insurance and binders as are requested by Agent naming Agent and Lenders as additional insureds with respect to liability insurance, all in substantial compliance with the provisions of Section 3.04(a).

          (s) Leases. Agent shall have completed its review of the Major BBP Leases and basic lease forms in use in relevant Borrowing Base Properties and shall be satisfied therewith.

          (t) Due Diligence. Agent shall have obtained and completed its review of Appraisals of the Borrowing Base Properties and determination of Appraised Values therefor and its review of the other Collateral, and Lenders shall have completed such due diligence investigations as they deem necessary, and such review and investigations shall provide Lenders with results and information which, in each Lender's determination, are satisfactory to permit such Lender to enter into this Agreement and fund the Loans.

          (u) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

          (v) Interest Rate Contracts. Borrower shall have obtained appropriate Interest Rate Contracts, if then required by Section 9.07, and copies of such Interest Rate Contracts shall have been provided to Agent.

          (w) REIT Financial Statements. Agent shall have received audited REIT Financial Statements, dated December 31, 1995 and unaudited REIT Financial Statements, dated March 31, 1996 (including the consolidating financial statements of each of the Associated Companies).

      4.02 Conditions Precedent to All Loans. The obligation of each Lender to make any Loan requested to be made by it, on any date, is subject to satisfaction of the following conditions precedent as of such date:

          (a) Documents. With respect to a request for a Loan, Agent shall have received, on or before the Funding Date and in accordance with the provisions of
Section 2.01(b), an original and duly executed Notice of Borrowing.

          (b) Additional Matters. As of the Funding Date for any Loan and after giving effect to the Loans being requested:

            (i) Representations and Warranties. All of the representations and warranties contained in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak only as of a different date and other than for changes permitted or contemplated by this Agreement) shall be true and correct in all material respects on and as of such Funding Date, as though made on and as of such date;

            (ii) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Loan, and all of the financial covenants contained in Sections 8.05 and 8.06 and Article IX shall be satisfied; and

            (iii) No Material Adverse Change. No change shall have occurred which shall have a Material Adverse Effect on Borrower, any Guarantor Subpartnership, any Borrowing Base Property or the REIT or the operating performance of any Borrowing Base Property, as determined by Agent.

Each submission by Borrower to Agent of a Notice of Borrowing with respect to a Loan and the acceptance by Borrower of the proceeds of each such Loan made hereunder shall constitute a representation and warranty by Borrower as of the Funding Date in respect of such Loan that all the conditions contained in this Section 4.02(b) have been satisfied.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      5.01 Representations and Warranties as to Borrower, Etc.. In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

          (a) Organization; Partnership Powers. Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

          (b) Authority. Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Borrower, and no other partnership proceedings or authorizations on the part of Borrower or its general or limited partners are necessary to consummate such transactions. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

          (c) Ownership of Borrower, each Guarantor Subpartnership, the Associated Companies and Borrowers under Assigned Mortgages. Schedule 5.01(c) sets forth the owners of Borrower, each Guarantor Subpartnership, the Associated Companies and the borrowers under the Assigned Mortgages (other than Hovpark) and the owners' respective ownership percentages therein, and there are no other ownership interests outstanding. Except as set forth or referred to in the partnership agreement, articles of incorporation or bylaws, as applicable, of Borrower, each Guarantor Subpartnership and the Associated Companies, no ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for any ownership interest) of any such Person is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the ownership interests in Borrower, each Guarantor Subpartnership and the Associated Companies have been issued in compliance with all applicable Requirements of Law.

          (d) No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents, as the case may be, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon Borrower, or (iii) require termination of any Contractual Obligation, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower (other than Liens in favor of Agent arising pursuant to the Loan Documents or Permitted Liens).

          (e) Consents and Authorizations. Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

          (f) Governmental Regulation. Neither Borrower, the REIT nor any Guarantor Subpartnership is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

          (g) Prior Financials. The March 31, 1996 Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows of the REIT contained in the REIT's Form 10Q (the "March 31, 1996 Financials") delivered to Agent prior to the date hereof were prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition of the REIT on a consolidated basis, at such date and the results of its operations and its cash flows, on a consolidated basis, for the period then ended.

          (h) Financial Statements; Projections and Forecasts. Each of the Financial Statements to be delivered to Agent pursuant to Sections 6.01(b) and (c), (i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT on a consolidated basis, and (ii) either fairly present, or will fairly present, as applicable, the financial condition of the REIT on a consolidated basis, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Agent prior to the date hereof and the financial plans and projections to be delivered to Agent pursuant to Section 6.01(e), (A) has been, or will be, as applicable, prepared by the REIT in light of the past business and performance of the REIT on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of the REIT's financial personnel.

          (i) Prior Operating Statements. Each of the operating statements pertaining to each of the Borrowing Base Properties delivered to Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each Borrowing Base Property was prepared and fairly presents the results of operations of such Borrowing Base Property for the period then ended.

          (j) Borrowing Base Property Statements and Projections. Each of the Borrowing Base Property Statements to be delivered to Agent pursuant to Section 6.01(a) (i) has been or will be, as applicable, prepared in accordance with the books and records of the applicable Borrowing Base Property, and (ii) fairly presents or will fairly present, as applicable, the results of operations of such Borrowing Base Property for the period then ended. Each of the projections, financial plans and budgets delivered to Agent prior to the date hereof and the projections and budgets to be delivered to Agent pursuant to Sections 6.01(e) and 6.01(g) (A) has been, or will be, as applicable, prepared for each Borrowing Base Property in light of the past business and performance of such Borrowing Base Property and (B) represents or will represent, as of the date thereof, the reasonable good faith estimates of the REIT's financial personnel.

          (k) Litigation; Adverse Effects.

            (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower (including any Borrowing Base Property), which if adversely determined would (A) result in a Material Adverse Effect on Borrower or any Borrowing Base Property, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of Borrower to perform its obligations contemplated in the Loan Documents.

            (ii) Borrower is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower or any Borrowing Base Property, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower or any Borrowing Base Property. There are no material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Borrowing Base Property, which, if adversely decided, would have a Material Adverse Effect on Borrower or any Borrowing Base Property.

          (l) No Material Adverse Change. Since March 31, 1996, there has occurred no event which has a Material Adverse Effect on Borrower, and no material adverse change in Borrower's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

          (m) Payment of Taxes. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

          (n) Material Adverse Agreements. Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its limited partnership agreement, certificate of limited partnership or similar governing documents which has a Material Adverse Effect on Borrower.

          (o) Performance. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

          (p) Federal Reserve Regulations. No part of the proceeds of the Loan hereunder will be used to purchase or carry any "margin security" as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither Borrower, the REIT nor any Guarantor Subpartnership is engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

          (q) Disclosure. The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to Agent true, correct and complete copies of all BBP Leases, organizational documents, Financial Statements, Borrowing Base Property Statements, and all other documents and instruments referred to in the Loan Documents as having been delivered to Agent. Borrower has not intentionally withheld any material fact from Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower.

          (r) Requirements of Law. Borrower, the REIT and each Guarantor Subpartnership are in compliance with all Requirements of Law (including without limitation the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on any such Person. The REIT has made all filings with and obtained all consents of the Commission required under the Securities Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

          (t) Patents, Trademarks, Permits, Etc. Borrower, the REIT and each Guarantor Subpartnership own, are licensed or otherwise have the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

          (u) Environmental Matters. Except as set forth on Schedule 5.01(u), to the best of Borrower's knowledge, (i) the operations of Borrower, the REIT and each Guarantor Subpartnership comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law ("Environmental Laws"); (ii) none of Borrower's or any Guarantor Subpartnership's present Property or operations are subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on any such Person; (iii) neither Borrower, the REIT nor any Guarantor Subpartnership has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in the Property of Borrower or any Guarantor Subpartnership (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any poly-chlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and (v) neither Borrower, the REIT nor any Guarantor Subpartnership has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

          (v) Major Agreements; BBP Leases. With respect to each Borrowing Base Property, Agent has received true, complete and correct copies of each Major Agreement. All such Major Agreements are in full force and effect and have not been and will not be modified or terminated (except for modifications which comply with the requirements of clauses (i) through (iii) of Section 3.04(b) and terminations by reason of a material default), and no default or event of default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist under such Major Agreements as a result of the consummation of the transactions contemplated by the Loan Documents. Agent has received the form BBP Lease used for each Borrowing Base Property, and the BBP Leases for each Borrowing Base Property, taken as a whole, do not and will not vary materially from the requirements of clauses (i) through (iii) of Section 3.04(b). All BBP Leases contain provisions pursuant to which the tenant thereunder agrees to attorn to a mortgagee in the event of a foreclosure, subject only to customary conditions. Except as reflected on the most current rent rolls delivered to Agent, all BBP Leases are in full force and effect and no default or event or default (or event or occurrence which upon with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists or will exist thereunder as a result of the consummation of the transactions contemplated by the Loan Documents. Except as set forth on Schedule 5.01(v), other than BBP Leases and Permitted Liens there are no Contractual Obligations relating to the maintenance, occupancy, use or operation of any of the Borrowing Base Properties which are not terminable by Borrower or a mortgagee-in-possession upon thirty (30) days or less notice.

          (w) Solvency. Borrower is and will be Solvent after giving effect to the disbursements of the Loans and the payment and accrual of all fees then payable.

          (x) Title to Assets; No Liens. Borrower has good, indefeasible and merchantable title to all Properties owned or leased by it, including, without limitation, any Borrowing Base Properties owned or leased by Borrower, and all of the Collateral is free and clear of all Liens, except Permitted Liens.

          (y) Use of Proceeds. Borrower's use of the proceeds of the Loans are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses are consistent with all applicable laws and statutes and Section 7.01(j).

          (z) Management Agreements. Except as disclosed on Schedule 5.01(z), Borrower is not a party or subject to any management or leasing agreement with respect to any of the fee properties included within the Borrowing Base Properties and has delivered to Agent true, correct and complete copies of any management or leasing agreements with respect to the real properties encumbered by the Assigned Mortgages.

      5.02 Representations and Warranties as to the REIT. In order to induce Lenders to make the Loans, Borrower hereby represents and warrants to Lenders as follows:

          (a) Organization; Corporate Powers. The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing will not have a Material Adverse Effect on the REIT, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.




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



          (b) Authority. The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

          (c) No Conflict. The execution, delivery and performance by the REIT of the Loan Documents to which it is party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate its articles of incorporation, by-laws or other organizational documents, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of the REIT, (iii) require termination of any Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the REIT (other than Liens in favor of Agent arising pursuant to the Loan Documents), or (v) require any approval of the stockholders of the REIT.

          (d) Consents and Authorizations. The REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

          (e) Capitalization. All of the capital stock of the REIT has been issued in compliance with all applicable Requirements of Law.

          (f)     Litigation; Adverse Effects.

            (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to best of Borrower's knowledge, threatened against the REIT or any Property of the REIT, which will (A) result in a Material Adverse Effect on the REIT, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of the REIT to perform its obligations as contemplated in the Loan Documents.




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



            (ii) The REIT is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT. There are no Proceedings pending or, to the best of Borrower's knowledge, threatened against the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT, Borrower or any Borrowing Base Property.

          (g) No Material Adverse Change. Since March 31, 1996, there has occurred no event which has a Material Adverse Effect on the REIT, and no material adverse change in the REIT's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

          (h) Payment of Taxes. All tax returns and reports to be filed by the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on the REIT. The REIT has no knowledge of any proposed tax assessment against the REIT that would have a Material Adverse Effect on the REIT, which is not being actively contested in good faith by the REIT.

          (i) Material Adverse Agreements. The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws or similar governing documents which has a Material Adverse Effect on the REIT or the ability of the REIT to perform its obligations under the Loan Documents to which it is a party.

          (j) Performance. The REIT is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on the REIT.

          (k) Disclosure. The representations and warranties of the REIT contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The REIT has not intentionally withheld any material fact from



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Agent in regard to any matter raised in the Loan Documents. Notwithstanding the foregoing, with respect to projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT.

          (l) ERISA. Neither the REIT nor any ERISA Affiliate thereof (including, for all purposes under this Section 5.02(l), Borrower and each Guarantor Partnership) has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan other than the Benefit Plans identified on Schedule 5.02(l). No Investment Partnership has or is likely to incur any liability with respect to any Benefit Plan maintained or contributed to by such Investment Partnership or its ERISA Affiliates, which would have a Material Adverse Effect on Borrower. Neither the REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to retirees other than benefits required to be provided under Section 4980B of the Internal Revenue Code and Sections 601 through 608 of ERISA (or any successor provisions thereto). Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

          (m) Solvency. The REIT is and will be Solvent, in each case after giving effect to the disbursement of the Loans, and the payment and accrual of all fees then payable.

          (n) Status as a REIT. The REIT (i) is a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Internal Revenue Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

          (o) Ownership. The REIT does not own or have any direct interest in any other Person, other than its ownership of (i) one hundred percent (100%) of the common shares of (A) GRT Industrial Corporation, a Delaware corporation, (B) GRT Financial Corporation, a Delaware corporation and (C) GRT Corporation, a Georgia corporation, (ii) one hundred percent (100%) of the non-



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voting preferred shares of the Associated Companies, and (iii) the general partnership interest and Eighty-Five and 37/100 Percent (85.37%) of the limited partnership interests in Borrower.

          (p) NYSE Listing. The common stock of the REIT is and will continue to be listed for trading and traded on the New York Stock Exchange.

          (q) Executive Officer Ownership. Schedule 5.02(q) sets forth the direct and indirect ownership interests of Robert Batinovich in Borrower and the REIT, indicating the actual names of such owners, the actual ownership interests of each such owner in Borrower and the REIT and the percentage ownership interests of each such owner in Borrower and the REIT in the aggregate.


                                  ARTICLE VI

                              REPORTING COVENANTS

      Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

      6.01 Financial Statements and Other Financial and Operating Information. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the REIT from such system and records. Borrower shall deliver or cause to be delivered to Agent (with copies sufficient for each Lender):

          (a) Borrowing Base Property Statements and Operating Results. As soon as practicable, and in any event within twenty (20) days after the end of the each Fiscal Quarter, quarterly operating statements, in a form approved by Agent, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results, rent rolls (on Borrower's detailed form of rent roll), cash flow projections, lease status reports and occupancy summaries in the form customarily generated by Borrower for each Borrowing Base Property dated as of the last day of such Fiscal Quarter (the " Quarterly Borrowing Base Property Statements"), in form and substance satisfactory to Agent, certified by the REIT's chief financial officer or chief accounting officer. In addition, as soon as practicable, and in any event within twenty (20) days after the end of the fourth Fiscal Quarter, a year-end operating statement, in a form approved by Agent, which operating statement shall include actual year-to-date net operating income and net cash flow results for each Borrowing Base Property dated as of



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



the last day of such Fiscal Quarter (collectively with the Quarterly Borrowing Base Property Statements, the "Borrowing Base Property Statements").

          (b) Quarterly Financial Statements Certified by CFO. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets, statements of operations and statements of cash flow for the REIT ("Financial Statements"), which may, in the case of the first three Fiscal Quarters, be in the form provided to the Commission on the REIT's Form 10Q, and certified by the REIT's chief financial officer or chief accounting officer. In addition, as soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, balance sheets, statements of operations and statements of cash flow for each of the Associated Companies and any Affiliate of Borrower from time to time specified by Agent.

          (c) Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year, annual Financial Statements of the REIT, on a consolidated and consolidating basis (in the form provided to the Commission on the REIT's Form 10K), audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Unmatured Event of Default occurred. In addition, as soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, year-end balance sheets and annual statements of operations and statements of cash flow for each of the Associated Companies. To the extent Agent desires additional details or supporting information with respect to Investment Partnerships, the Associated Companies or individual Properties which are not Borrowing Base Properties not contained in the REIT's Form 10K, Borrower shall provide Agent with such details or supporting information as Agent requests which is reasonably available to Borrower. Without limiting the foregoing, at Agent's request, within ninety (90) days after the end of each Fiscal Year, Borrower shall provide to Agent operating statements and a schedule setting forth the percentage of leasable area leased to tenants in occupancy, with footnotes indicating which leases are in default in rent payments by more than forty-five (45) days (other than technical, nonmaterial disputes concerning percentage rentals due) any other material provisions in respect to which landlord has issued a notice of default, for each Property which is not a Borrowing Base Property.

          (d) Officer's Certificate of Borrower. (i) Together with each delivery of any Borrowing Base Property Statement or Financial Statement pursuant to clauses (a), (b) and (c) above, an Officer's Certificate of the REIT, stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer, the chief



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financial officer or the chief accounting officer of the REIT) has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrower, the REIT and each Guarantor Subpartnership, during the accounting period covered by such Borrowing Base Property Statements or Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (ii) together with each delivery pursuant to clauses (a), (b) and (c) above, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information) compliance during and at the end of such accounting periods with the financial covenants contained in Sections 8.05 and
8.06 and Article IX.

          (e) Cash Flow Projections. Not later than fifteen (15) days prior to the beginning of each Fiscal Year, projections of Borrower, on a consolidated basis, detailing expected sources and uses of cash for the next Fiscal Year. Borrower shall also provide such additional supporting details as Agent may reasonably request, and with respect to Hovpark, to the extent available to Borrower.

          (f) Borrowing Base Certificate. As soon as practicable, and in any event within twenty (20) days after the end of each Fiscal Quarter (and more often if so requested by Agent), a Borrowing Base Certificate, certified as being true and correct by the REIT's chief executive officer, chief operating officer, chief financial officer or chief accounting officer. Each Borrowing Base Certificate shall set forth Borrowing Base calculations since the date of the last prior Borrowing Base Certificate, and shall reflect any material adverse changes in the Net Operating Income or other condition of a Borrowing Base Property of which such officer has knowledge and which is not reflected in the most recent Borrowing Base Property Statement.

          (g) Budgets For Borrowing Base Properties. Not later than fifteen (15) days prior to the beginning of each Fiscal Year, annual operating budgets for each Borrowing Base Property for the immediately following Fiscal Year, prepared on an annual basis, in a form approved by Agent, together with all supporting details reasonably requested by Agent, and certified by the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the REIT as being based upon the REIT's reasonable good faith estimates, upon information and assumptions at the time. Notwithstanding the preceding, with



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



respect to Hovpark, Borrower shall only be obligated to provide such operating budget information as is available to Borrower.

          (h) Knowledge of Event of Default. Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or (ii) of any condition or event which has a Material Adverse Effect on Borrower, any Guarantor Subpartnership, the REIT or any Borrowing Base Property, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower, the Guarantor Subpartnership and/or the REIT has taken, is taking and proposes to take with respect thereto.

          (i) Litigation, Arbitration or Government Investigation. Promptly upon Borrower, any Guarantor Subpartnership or the REIT obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower, any Guarantor Subpartnership, the REIT or any Borrowing Base Property not previously disclosed in writing by Borrower to Agent pursuant to this Section 6.01(i), including any eminent domain or other condemnation proceedings affecting any Borrowing Base Property, or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has a Material Adverse Effect on Borrower, any Guarantor Subpartnership, the REIT or any Borrowing Base Property, a notice thereof to Agent and such other information as may be reasonably available to it to enable Agent, Lenders and their counsel to evaluate such matters.

          (j) ERISA Termination Event. As soon as possible, and in any event within thirty (30) days after Borrower, any Guarantor Subpartnership or the REIT knows that a Termination Event has occurred, a written statement of the chief financial officer of the REIT describing such Termination Event and the action, if any, which Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

          (k) Prohibited ERISA Transaction. As soon as possible, and in any event within thirty (30) days, after Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them knows that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal



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



Revenue Code) has occurred, a statement of the chief financial officer of the REIT describing such transaction.

          (l) Benefit Plan Annual Report. Within thirty (30) days after the filing thereof with the DOL, the IRS or the PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them.

          (m) Benefit Plan Funding Waiver Request. Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them and all communications received by Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them with respect to such request.

          (n) Establishment of Benefit Plan and Increase in Contributions to the Benefit Plan. Not less than ten (10) days prior to the effective date thereof, a notice to Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them. Within thirty
(30) days after the first to occur of an amendment of any then existing Benefit Plan of Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them or the commencement of contributions to any Benefit Plan to which Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them was not previously contributing, a copy of said amendment, notification or Benefit Plan.

          (o) Qualification of ERISA Plan. Promptly upon, and in any event within thirty (30) days after, receipt by Borrower, any Guarantor
Subpartnership, the REIT or any ERISA Affiliate of any of them of an unfavorable determination letter from the IRS regarding the qualification of a Plan under
Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower, any Guarantor Subpartnership or the REIT.

          (p) Multiemployer Plan Withdrawal Liability. Promptly upon, and in any event within thirty (30) days after receipt by Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of any of them of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a copy of said notice.

          (q) Failure to Make Section 412 Payment. Promptly upon, and in any event within thirty (30) days after, Borrower, any Guarantor Subpartnership, the REIT or any ERISA Affiliate of



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any of them fails to make a required installment under subsection (m) of Section
412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower, any Guarantor Subpartnership or the REIT.

          (r) Failure of the REIT to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after Borrower first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

          (s) Asset Acquisitions and Dispositions, Indebtedness, Merger, Etc. Without limiting Article VIII or any other restriction in the Loan Documents, concurrent with notice to Borrower's priority mailing list and in all events not later than any public disclosure, prior written notice of any material investments (other than in Cash Equivalents), material acquisitions, asset purchases, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Indebtedness, or any material merger, by or with Borrower, any Guarantor Subpartnership or the REIT, and, promptly upon consummation of such transaction, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations) compliance, after giving effect to such proposed transaction(s), with the covenants contained in Sections 8.05 and 8.06 and Article IX. For purposes of this Section 6.01(s), any investment, acquisition, asset purchase, disposition, disposal, divestiture, merger or similar transaction shall be considered "material" if it involves assets exceeding thirty-five percent (35%) of the Borrower's assets (as existing prior to giving effect to such transaction).

          (t) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT, Borrower or a Guarantor Subpartnership with respect to (i) the Collateral,
(ii) any material change in the REIT's investment, finance or operating policies, or (iii) Borrower's, any Guarantor Subpartnership's or the REIT's business, condition (financial or



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otherwise), operations, performance, properties or prospects as Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of leasing fees and overhead budgets. Provided that Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Agent to communicate with the Accountants and authorizes the Accountants to disclose to Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower's, any Guarantor Subpartnership's or the REIT's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Agent will notify Borrower of any such communication. At Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 6.01(t).

          (u) Press Releases; SEC Filings and Financial Statements. Telephonic or telecopy notice to Agent concurrent with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to Agent as soon as available.

          (v) Accountant Reports. Copies of all reports prepared by the Accountants and submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT, including the comment letter submitted by the Accountants in connection with their annual audit.

      6.02 Environmental Notices. Borrower shall notify Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower's, any Guarantor Subpartnership's or the REIT's learning thereof, of any: (a) written notice or claim to the effect that Borrower, any Guarantor Subpartnership or the REIT is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower, any Guarantor Subpartnership or the REIT is subject to investigation by any



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Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property is subject to an Environmental Lien; (d) written notice of violation to Borrower, any Guarantor Subpartnership or the REIT or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower, any Guarantor Subpartnership or the REIT; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws; (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of Borrower, any Guarantor Subpartnership or the REIT; or (g) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject Borrower, any Guarantor Subpartnership or the REIT to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on Borrower, any Guarantor Subpartnership or the REIT. With regard to the matters referred to in Clauses (a) through (e) above, the same shall apply in respect of each Borrowing Base Property and, in the case of other Property of Borrower, any Guarantor Subpartnership or the REIT, only if the matter will have a Material Adverse Effect on Borrower, any Guarantor Subpartnership or the REIT.

      6.03 Confidentiality. Confidential information obtained by Agent or Lenders pursuant to this Agreement or in connection with the Facility shall not be disseminated by Agent or Lenders and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Agent or such Lender or otherwise in response to Requirements of Law, to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in a Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Lender, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 6.03. In connection with disclosures of confidential information to any non-governmental third-party, the Lender(s) from whom the same has been requested shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, neither Agent nor any such Lender shall incur any liability to Borrower for failure to do so. For purposes hereof, "confidential information" shall mean all nonpublic information obtained by Agent or Lenders, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Agent or Lenders of such information.





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



                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

      7.01 With Respect to Borrower:

          (a) Existence. Borrower shall at all times maintain its existence as a limited partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

          (b) Qualification, Name. Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on Borrower. Borrower will transact business solely in its own name or in the name of a Guarantor Subpartnership.

          (c) Compliance with Laws, Etc. Borrower shall (i) comply with all Requirements of Law, and all restrictive covenants affecting Borrower or the properties, performance, prospects, assets or operations of Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

          (d) Payment of Taxes and Claims. Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, Borrower may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that Borrower shall provide such security as may be required by Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of the Collateral (or any portion thereof or interest therein), or any other of Borrower's Property (or any portion thereof or interest



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



therein), provided, however, that the provisions of this Section 7.01(d) shall not be construed to permit Borrower to contest the payment of any Obligations or any other sums payable by Borrower to Agent or Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, Borrower shall indemnify, defend and save Agent and Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on Agent or Lenders in connection with any such contest and any loss resulting therefrom.

          (e) Maintenance of Properties; Insurance. Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Property and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower shall maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance.

          (f) Inspection of Property; Books and Records; Discussions. Borrower shall permit, and shall cause the REIT and each Guarantor Subpartnership to permit, any authorized representative(s) designated by any Lender to visit and inspect any of its properties, including all Borrowing Base Properties, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as any Lender may reasonably request. In connection therewith, Borrower shall pay all expenses of the types described in Section 12.01. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 6.01.

          (g) Maintenance of Permits, Etc. Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and notify Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

          (h) Required Interest Rate Contracts. To the extent necessary to ensure compliance with the provisions of Section 9.07, Borrower shall maintain one or more Interest Rate Contracts on terms reasonably acceptable to Agent and with any Lender (or other counterparties determined by Borrower and acceptable to Agent). Borrower shall determine to its own satisfaction whether such Interest Rate Contracts are sufficient to provide protection



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



and to meet its needs, and (notwithstanding any approval, or failure to approve, by Agent) neither Agent nor any Lender shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Interest Rate Contract.

          (i) Conduct of Business. Except for investments expressly permitted pursuant to Section 9.06 and investments in cash and Cash Equivalents, Borrower shall engage only in the business of acquiring, developing, owning and operating income-producing properties within the continental United States and any business activities and investments of Borrower incidental thereto.

          (j) Use of Proceeds. Borrower shall use the proceeds of the Loans only for pre-developments costs, development costs, acquisitions, working capital, equity investments, repayment of Indebtedness, including required interest and/or principal payments thereon and for any other general corporate purposes.

          (k) AFP Assigned Mortgages. On or prior to June 15, 1997, Borrower shall have delivered a written notice to Agent in accordance with Section 3.02 requesting a Property Release with respect to the three Assigned Mortgages executed by AFP, as mortgagor, and within thirty (30) days of such notice, Borrower shall have satisfied all conditions listed in Section 3.02 prerequisite to Agent's delivery of a Property Release with respect to the three Assigned Mortgages executed by AFP, as mortgagor.

      7.02 With Respect to the REIT:

          (a) Corporate Existence. The REIT shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect on the REIT.

          (b) Qualification, Name. The REIT shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the REIT. The REIT will transact business solely in its own name.

          (c) Securities Law Compliance. The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the REIT's publicly-held Securities.

          (d) Continued Status as a REIT; Prohibited Transactions. The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto), (ii) will not



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



revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto), and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of
Section 857 of the Internal Revenue Code.

          (e) NYSE Listed Company. The common stock of the REIT shall at all times be listed for trading and be traded on the New York Stock Exchange.

          (f) Compliance with Laws, Etc. The REIT shall (i) comply with all Requirements of Law and restrictive covenants affecting the REIT and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on the REIT.

          (g) Payment of Taxes and Claims. The REIT shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on the REIT, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the REIT, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of the REIT's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, REIT may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that REIT shall provide such security as may be required by Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of the Collateral (or any portion thereof or interest therein), or any other of REIT's Property (or any portion thereof or interest therein), provided, however, that the provisions of this Section 7.02(g) shall not be construed to permit REIT to contest the payment of any Obligations or any other sums payable by REIT to Agent or Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, REIT shall indemnify, defend and save Agent and Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on Agent or Lenders in connection with any such contest and any loss resulting therefrom.

          (h) Net Offering Proceeds. Unless otherwise agreed in writing by Agent, the REIT shall immediately contribute any Net Offering Proceeds to Borrower.


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                                 ARTICLE VIII

                              NEGATIVE COVENANTS

      Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

      8.01 With Respect to all Parties: Neither Borrower, the REIT nor any Guarantor Subpartnership shall:

          (a) Liens. Directly or indirectly create, incur, assume or permit to exist (i) any Lien on or with respect to any Collateral, except (A) Liens in favor of Agent securing the Obligations and (B) Permitted Liens, or (ii) any Liens which collectively encumber assets (other than the Collateral) representing greater than twenty percent (20%) of Borrower's Gross Asset Value, if the Indebtedness secured by such Lien contains a provision providing that it may not be repaid for a period of greater than five (5) years.

          (b) Transfers of Collateral. Transfer, directly or indirectly, all or any interest in any Borrowing Base Property or other Collateral.

          (c) Restrictions on Fundamental Changes.

               (i) Enter into any merger or consolidation in which the Borrower, REIT or Guarantor Subpartnership, as applicable, is not the surviving entity without the unanimous prior written consent of the Lenders or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution);

               (ii) Change its Fiscal Year; or

               (iii) Engage in any line of business other than as expressly permitted under Section 7.01(i).

          (d) ERISA. Permit any ERISA Affiliates to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

               (i) Engage, or knowingly permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of the ERISA or
          Section 4975 of the Internal Revenue Code which is not exempt under
          Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;



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




               (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived;

               (iii) Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

               (iv) Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA or the REIT; or

               (v) Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

          (e) Restrictions on Guaranties, Loans, etc. Make any loans to, or enter into any guaranty of, or otherwise become personally liable for, any obligations of, the Associated Companies, any Person advised or managed (including as a general partner) by an Associated Company or any Affiliate of any of the foregoing, which collectively exceed One Million Dollars ($1,000,000).

          (f) Restrictions on Property Management. Enter into, or permit any Borrower under an Assigned Mortgage to enter into, any property management, leasing or similar agreement with respect to any Borrowing Base Property except on arms'-length terms and subject to a right to terminate at will upon not more than 30 days' notice, and as approved by Agent. Any such proposed agreement shall be deemed approved by Agent for purposes of this subsection if (i) approved by Agent in writing, or (ii) submitted to Agent for approval and not disapproved by Agent within thirty (30) days after receipt thereof.

     8.02 Amendment of Constituent Documents. Neither Borrower nor any Guarantor Subpartnership shall amend its partnership agreement or certificate of limited partnership (including, without limitation, as to the admission of any new partner, directly or indirectly). The REIT shall not amend its articles of incorporation or by-laws without the prior written consent of Requisite Lenders, except (i) to increase authorized capital or to authorize preferred stock, (ii) as required by applicable law



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



or applicable tax requirements or (iii) as prudent to maintain qualification as a REIT.

      8.03 Disposal of Guarantor Subpartnership Interests. Neither Borrower nor the REIT will directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in any Guarantor Subpartnership at any time when Agent has a Lien on Property owned by such Guarantor Subpartnership other than pursuant to the Partnership Interest Security Agreements.

      8.04 Margin Regulations. No portion of the proceeds of any Loans shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulation G, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable Funding Date.

      8.05 Minimum Ownership Interest of Robert Batinovich. Robert Batinovich shall at all times retain ownership of no less than seventy-five percent (75%) of the total common shares of REIT and partnership units of Borrower beneficially owned by Robert Batinovich, directly or indirectly, as of the Closing Date as set forth on Schedule 5.02(g).

      8.06 Management. Robert Batinovich shall not cease to be active on a full time, continuous basis in the senior management of Borrower and the REIT pursuant to a written employment contract having a termination date no earlier than the Maturity Date, as it may be extended pursuant to Section 2.01(d); provided that, if due to death or incapacity, Robert Batinovich is unable to act in such capacity, Borrower shall have up to one hundred twenty (120) days to obtain the approval of Requisite Lenders to additional executive(s), such that the remaining and new management executives, as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a publicly-held company engaged in the operation of a multi-asset real estate business of the type engaged in by Borrower. In the event Borrower shall fail to obtain approval of Requisite Lenders as aforesaid within said 120-day period, then Borrower shall, at the election and upon the demand of Requisite Lenders pay in full all Obligations under the Loan Documents not later than thirty (30) days after the end of such 120-day period, whereupon this Agreement and all Commitments hereunder shall be terminated. No further Borrowings shall be permitted until Borrower shall have obtained approval of Requisite Lenders under this Section 8.06.

      8.07 Organization of Borrower, Etc. Borrower shall remain a California limited partnership with the REIT as its sole general partner. At no time shall Borrower be taxed as an association under the Internal Revenue Code.




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



      8.08 REIT Board of Directors. At least sixty percent (60%) of the membership of the REIT's board of directors shall remain outside directors who shall have no material affiliation with the REIT or any of its Affiliates other than such board position.

      8.09 With Respect to the REIT:

          (a) The REIT shall not own any material assets or engage in any line of business other than the ownership of the common shares, preferred shares and partnership interests described in Section 5.02(o).

          (b) The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the Obligations and other Indebtedness of Borrower.

          (c) The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets except Liens in favor of Agent securing the Obligations.

          (d) The REIT shall at no time (i) cease to be a listed company on the New York Stock Exchange, or (ii) cease to be a qualified real estate investment trust in the manner referred to in Section 5.02(n).

          (e) The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its other interests in commons shares and preferred shares described in Section 5.02(o) held as of the Closing Date, except to secure the Obligations.

          (f) The REIT will not become a guarantor of, or otherwise become personally liable for, any obligation of the Associated Companies or any subsidiaries thereof or make any loans to the Associated Companies or any subsidiaries thereof, which collectively exceed One Million Dollars ($1,000,000).


                                  ARTICLE IX

                              FINANCIAL COVENANTS

      Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations, the expiration of all Commitments and the termination of this Agreement:

      9.01 Minimum Net Worth. Borrower will maintain an Adjusted Net Worth of not less than the Minimum Net Worth.


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      9.02 Total Liabilities to Gross Asset Value Ratio. The ratio of Total
Liabilities to Gross Asset Value shall not exceed 0.50:1.

      9.03 EBITDA to Interest Expense Ratio. The ratio of Borrower's EBITDA to Interest Expense shall not be less than 2.50:1.

      9.04 EBITDA to Debt Service and Capital Expenditures Ratio. The ratio of Borrower's EBITDA to the sum of Debt Service and Borrower's Capital Expenditures shall not be less than 2.25:1.

      9.05 Distributions.

          (a) Subject to subsection (b) below, aggregate distributions to shareholders of the REIT and all limited partners of Borrower shall not exceed ninety percent (90%) of Funds From Operations for any four (4) consecutive Fiscal Quarters. For purposes of this Section 9.05, the term "distributions" shall mean and include all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or the REIT (other than the redemption of limited partnership interests in Borrower in exchange for REIT stock).

          (b) Aggregate distributions during the continuance of any Event of Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under subsection (a) above, and
     (ii) the minimum amount that the REIT must distribute to its shareholders in order to avoid federal tax liability and to remain qualified as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereto).

          9.06 Restrictions on Certain Investments. Borrower may make the following investments only so long as (a) the aggregate amount of all such investments does not exceed, at any time, twenty-five percent (25%) of Gross Asset Value, and (b) the aggregate amount of each enumerated category of investment does not exceed the specified percentage of Gross Asset Value, in each case as of the date made:

                                                   Maximum Percentage
                                                      of Gross Asset
      Restricted Investments                              Value
      ----------------------                       ------------------

      Land:                                                 5%

      Securities:                                           5%

      Investment Mortgages:                                15%

      Holdings in Unconsolidated Entities:                 10%




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For purposes of calculating compliance with the foregoing, (i) the amount of each investment in (A) Land, Securities or Investment Mortgages will be deemed to be the lesser of the original Acquisition Price thereof or the amount at which such asset is carried on Borrower's books, and (B) Holdings in Unconsolidated Entities will be deemed to be an amount equal to (1) the Borrower's Share of the EBITDA of each Unconsolidated Entity (other than the Associated Companies) for the most recently ended Fiscal Quarter (excluding EBITDA attributable to any Property not owned by any such Unconsolidated Entity for the entire most recently ended Fiscal Quarter), times four (4), divided by 0.11; plus (2) the Borrower's Share of the Acquisition Price paid for any Property acquired by an Unconsolidated Entity during the most recently ended Fiscal Quarter; (ii) in the case of each investment in Land, Investment Mortgages and Unconsolidated Entities, the nature of the underlying real property asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in Section 7.01(i); (iii) the amount of Borrower's investment in the Associated Companies as of the Closing Date shall not be subject to the above limitation on investments in Unconsolidated Entities, and shall not be included in such calculation; and (iv) any Land that is planned for development within twelve months from the date of acquisition by Borrower shall not be subject to the above limitation on investments in Land, and shall not be included in such calculation, provided that such exclusion shall cease to apply in the event that such Land remains unimproved at the end of such 12-month period.

      9.07 Floating Rate Debt. Borrower shall at no time incur or maintain aggregate Floating Rate Debt in excess of Fifty-Six Million One Hundred Twenty Thousand Dollars ($56,120,000).

      9.08 Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times. For purposes of determining compliance with Sections
9.03 and 9.04, the period covered thereby shall be the most recently ended Fiscal Quarter preceding the date on which the coverage calculation is determined.


                                   ARTICLE X

                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     10.01 Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

            (a) Failure to Make Payments When Due. Borrower shall fail to pay
(i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on any Loan, or any fee or other amount payable under any Loan Documents, within five (5) days after the same becomes due.



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




            (b) Distributions. Borrower or the REIT shall breach any covenant set forth in Section 7.02(d) or 9.05.

            (c) Breach of Financial Covenants. Borrower shall fail to satisfy any financial covenant set forth in Article IX (other than the requirement in Section 9.05) and such failure shall continue for thirty (30) days.

            (d) Other Defaults. Borrower, the REIT or any Guarantor Subpartnership shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower, the REIT or any Guarantor Subpartnership under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 10.01), and with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided, such failure shall continue for fifteen (15) days after Borrower, the REIT or any Guarantor Subpartnership knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); provided, however, if such failure is not capable of cure within such fifteen (15) day period, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within forty-five (45) days after Borrower, the REIT or any Guarantor Subpartnership knew of such failure, then Borrower shall not be in default hereunder.

            (e) Breach of Representation or Warranty. Any representation or warranty made or deemed made by Borrower, the REIT or any Guarantor Subpartnership to Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

            (f) Default as to Other Indebtedness. (i) Borrower, the REIT, any Guarantor Subpartnership, Subsidiary or Investment Partnership shall have defaulted (beyond any applicable grace period) under (A) the Credit Agreement (Term Loan) by and among Glenborough Properties, L.P., a California limited partnership, as Borrower, Wells Fargo Bank, National Association, in its capacity as Agent and Lender, and various other Lenders party thereto, dated as of July 11, 1996, providing for a term loan of Six Million One Hundred Twenty Thousand Dollars ($6,120,000), as the same may be amended from time to time, or any of the loan documents relating thereto, or (B) any other Indebtedness of such party other than the Obligations if the aggregate amount of such other Indebtedness is One Million Dollars ($1,000,000) or more; or (ii) the holder(s) of any Lien, in any amount, commence foreclosure of such Lien upon any Property owned by Borrower, the REIT, any Guarantor Subpartnership, Subsidiary or Investment Partnership having an aggregate value in excess of One Million Dollars ($1,000,000); provided, however, that the foregoing $1,000,000 limitation shall be increased to Five Million Dollars



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($5,000,000) in the case of non-recourse Indebtedness, so long as such default under or foreclosure on such non-recourse Indebtedness shall not give rise to an Event of Default under Section 10.01(n).

            (g) Involuntary Bankruptcy; Appointment of Receiver, etc.

                    (i) An involuntary case shall be commenced against the REIT,
               Borrower, any Guarantor Subpartnership, Subsidiary or Investment Partnership and the petition shall not be dismissed within sixty
               (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                    (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT, Borrower, any Guarantor Subpartnership, Subsidiary or Investment Partnership, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

            (h) Voluntary Bankruptcy; Appointment of Receiver, Etc. The REIT, Borrower, any Guarantor Subpartnership, Subsidiary, or Investment Partnership shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the general partner of Borrower, any Guarantor Subpartnership, Subsidiary or Investment Partnership or the REIT's Board of Directors (or any committee thereof) adopts any



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resolution or otherwise authorizes any action to approve any of the foregoing.

            (i) Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the REIT, Borrower, any Guarantor Subpartnership, Subsidiary or Investment Partnership or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

            (j) Dissolution. Any order, judgment or decree shall be entered against the REIT, Borrower, any Guarantor Subpartnership, Subsidiary or Investment Partnership decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the REIT, Borrower or any Guarantor Subpartnership shall otherwise dissolve or cease to exist.

            (k) Loan Documents; Failure of Security or Subordination. Except as provided in Section 3.02, if for any reason any Loan Document shall cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Agent contemplated by this Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower, the REIT or any Guarantor Subpartnership knew of such condition or event.

            (l) ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject Borrower, the REIT or any Guarantor Subpartnership or any ERISA Affiliate of any of them to a liability which Agent reasonably determines will have a Material Adverse Effect on Borrower, the REIT or any Guarantor Subpartnership, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Agent reasonably determines that the business hardship upon which the Section



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412(d) waiver was based will or would reasonably be anticipated to subject
Borrower, the REIT or any Guarantor Subpartnership to a liability which Agent determines will have a Material Adverse Effect on Borrower, the REIT or any Guarantor Subpartnership.

            (m) Environmental Liabilities. Borrower, the REIT or any Guarantor Subpartnership becomes subject to any Liabilities and Costs which Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to (i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or
(ii) otherwise any violation of any Environmental Laws.

            (n) Solvency; Material Adverse Change. Borrower, any Guarantor Subpartnership or the REIT shall cease to be Solvent, or there shall have occurred any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of Borrower, the REIT or any Guarantor Subpartnership.

            (o) Breach of Guaranty. The REIT shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty, or any Guarantor Subpartnership shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty or any Mortgage Document.

            An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 12.04.

    10.02 Rights and Remedies.

            (a) Acceleration, Etc.. Upon the occurrence of any Event of Default described in the foregoing Section 10.01(g) or 10.01(h) with respect to the REIT, Borrower or any Guarantor Subpartnership, the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make any Loans hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of Lenders to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loans and all of the other Obligations to be, and the same shall



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thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower. Without limiting Agent's authority hereunder, on or after the Maturity Date, Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the Loan Documents or applicable law, including, without limitation, foreclosure upon all or any part of the Collateral.

            (b) Access to Information. If an Event of Default then exists, Agent shall have, in addition to and not by way of a limitation of any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48) hours after notice to Borrower to obtain access to Borrower's, the REIT's and each Guarantor Subpartnership's records (including computerized information, files and supporting software) relating to the Borrowing Base Properties and the other Collateral, and its accounting information relating to the Borrowing Base Properties and the other Collateral, and to use all of the foregoing and the information contained therein in any manner Agent deems appropriate which is related to the preservation or disposition of the Borrowing Base Properties and the other Collateral or to the collection of the Obligations. Borrower hereby authorizes any accountant or management agent employed by Borrower or any Guarantor Subpartnership to deliver such items and information to Agent. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Agent shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning the REIT, Borrower, any Guarantor Subpartnership or any property of any of them, which is reasonably available to or obtainable by Borrower.

            (c) Use of Intangibles. To the extent Borrower has the power, without violating the terms of any agreement existing as of the Closing Date, to grant such a license, Agent (on behalf of all Lenders) is hereby granted a license or other right to use, without charge, Borrower's and each Guarantor Subpartnership's copyrights, rights of use of any name, trade secrets, trade names, tradestyles, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral.

            (d) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.




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            (e) Waivers, Amendments and Remedies. No delay or omission of Agent or Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Agent after obtaining written approval thereof or the signature thereon of those Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent and Lenders until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.

     10.03 Rescission. If at any time after acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.04, then by written notice to Borrower, Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                  ARTICLE XI

                               AGENCY PROVISIONS

     11.01 Appointment.

            (a) Each Lender hereby (i) designates and appoints Wells Fargo as Agent of such Lender under this Agreement and the Loan Documents, (ii) authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of Lenders, and (iii) authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably inci-



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dental thereto, subject to the limitations referred to in Sections 11.10(a) and
11.10(b). Agent agrees to act as such on the express conditions contained in this Article XI.

            (b) The provisions of this Article XI are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 11.03, 11.09 and 12.20, provided, however, that the foregoing shall in no way limit Borrower's obligations under this Article XI. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

     11.02 Nature of Duties. Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be administrative in nature. Subject to the provisions of Sections 11.05 and 11.07, Agent shall administer the Loans in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the Notes in favor of other Lenders and filed or recorded security document or instruments, with the latter to be held and retained by Agent for the benefit of all Lenders. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended or shall be construed to impose upon Agent any obligation in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT, Borrower, each Guarantor Subpartnership and each Borrowing Base Property in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the REIT, Borrower, each Guarantor Subpartnership and each Borrowing Base Property, and, except as specifically provided herein, Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

     11.03  Loan Disbursements.

            (a) Not later than the next Business Day following receipt of a Notice of Borrowing, Agent shall send a copy thereof by facsimile to each other Lender and shall otherwise notify each Lender of the proposed Borrowing and the Funding Date. Each Lender shall make available to Agent (or the funding bank or entity designated by Agent), the amount of such Lender's Pro Rata



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Share of such Borrowing in immediately available funds not later than the times designated in Section 11.03(b). Unless Agent shall have been notified by any Lender not later than the close of business (San Francisco time) on the Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent may assume that such Lender shall make such amount available to Agent. If any Lender does not notify Agent of its intention not to make available its Pro Rata Share of such Borrowing as described above, but does not for any reason make available to Agent such Lender's Pro Rata Share of such Borrowing, such Lender shall pay to Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Agent such Lender's Pro Rata Share of such Borrowing, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender's Pro Rata Share of such Borrowing. If Agent funds to Borrower such Lender's Pro Rata Share of such Borrowing and if such Lender subsequently pays to Agent such corresponding amount, such amount so paid shall constitute such Lender's Pro Rata Share of such Borrowing. Nothing in this Section 11.03(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Loan.

            (b) Requests by Agent for funding by Lenders of Loans will be made by telecopy. Each Lender shall make the amount of its Loan available to Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California as Agent may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated in the Notice of Borrowing with respect to such Loan, but in no event earlier than two (2) Business Days following Lender's receipt of the applicable Notice of Borrowing.

            (c) Nothing in this Section 11.03 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of Loans on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a Loan.

     11.04  Distribution and Apportionment of Payments.

            (a) Subject to Section 11.04(b), payments actually received by Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, provided that Agent shall pay to Lenders interest thereon, at the Federal Funds Rate from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to Lenders. Subject to Section 11.04(b), all payments of principal and



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interest in respect of outstanding Loans, all payments of the fees described in this Agreement, and all payments in respect of any other Obligations shall be allocated among such other Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Agent shall promptly distribute, but in any event within one (1) Business Day, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with Section 12.04, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Agent for the account of Lenders (including, without limitation, principal and interest payments, the proceeds of any and all insurance maintained with respect to any of the Collateral, and any and all condemnation proceeds with respect to any of the Collateral) shall not constitute property or assets of the Agent and shall be held by Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents.

            (b) Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Loan which was previously a Non Pro Rata Loan, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non Pro Rata Loan, all of the Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non Pro Rata Loans in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Agent to the other Lenders in accordance with their respective Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting Lender's Commitment), until all Senior Loans have been paid in full. This provision governs only the relationship among Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this section shall apply and be



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effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. No Unused Facility Fee shall accrue in favor of, or be payable to, such Defaulting Lender from the date of any failure to fund Loans or reimburse Agent for any Liabilities and Costs as herein provided until such failure has been cured, and Agent shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

     11.05 Rights, Exculpation, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable for its gross negligence or willful misconduct. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 11.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any of the Mortgage Documents or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT, Borrower, any Guarantor Subpartnership or any of their Affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of the REIT, Borrower, any Guarantor Subpartnership or any of their Affiliates, or the existence or possible existence of any Unmatured Event of Default or Event of Default.




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     11.06 Reliance. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountant and other experts selected by it.

     11.07 Indemnification. To the extent that Agent is not reimbursed and indemnified by Borrower, Lenders will reimburse, within ten (10) Business Days after notice from Agent, and indemnify and defend Agent for and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of this Agreement, the Mortgage Documents or any of the other Loan Documents or any action taken or omitted by Agent or under this Agreement, the Mortgage Documents or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share; provided that no Lender shall be liable for any portion of such Liabilities and Costs resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this Section 11.07 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Agent to Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Agent for all such amounts. Notwithstanding the foregoing, Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and Costs anticipated by Agent before they are incurred or made payable.

     11.08 Agent Individually. With respect to its Pro Rata Share of the Commitments hereunder and the Loans made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders" or any similar terms may include Agent in its individual capacity as a Lender or one of the Requisite Lenders, but Requisite Lenders shall not include Agent solely in its capacity as Agent and need not necessarily include Agent in its capacity as a Lender. Agent and any Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not acting as Agent or Lender pursuant hereto.




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     11.09  Successor Agent; Resignation of Agent; Removal of Agent.

            (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Lenders and Borrower, and shall automatically cease to be Agent hereunder in the event a petition in bankruptcy shall be filed by or against Agent or the Federal Deposit Insurance Corporation or any other Governmental Authority shall assume control of Agent or Agent's interests under the Facility. Further, Lenders (other than Agent) may unanimously remove Agent at any time for good cause by giving at least thirty (30) Business Days' prior written notice to Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (b) or (c).

            (b) Upon any such notice of resignation by or removal of Agent, Requisite Lenders shall appoint a successor Agent which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Agent must be a bank (i) the senior debt obligations of which (or such bank's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Requisite Lenders and (ii) which has total assets in excess of Ten Billion Dollars ($10,000,000,000). Such successor Agent shall separately confirm in writing with Borrower the fee to be paid to such Agent pursuant to Section 2.05(b).

            (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Agent, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default)(which may not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall meet the requirements described in subsection (b) above and who shall serve as Agent until such time, if any, as Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Agent as provided above.

     11.10  Consent and Approvals.

            (a) Each consent, approval, amendment, modification or waiver specifically enumerated in this Section 11.10(a) shall require the consent of Requisite Lenders:

                    (i) Approval of any material amendment of organizational
               documents (Section 8.02);

                    (ii) Approval of certain changes in the executive officer(s)
               (Section 8.06);



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                    (iii) Acceleration following an Event of Default (Section
               10.02(a)) or rescission of such acceleration (Section 10.03);

                    (iv) Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (Section 10.02(a));

                    (v) Approval of certain Protective Advances (Section
               11.11(a));

                    (vi) Approval of a Post-Foreclosure Plan and related matters
               (Section 11.11(e));

                    (vii) Approval of a change in the method of calculation of any financial covenants, standards or terms as a result a change in accounting principal (Section 12.03); and

                    (viii) Except as referred to in subsection (b) below,
               approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein (Section 12.04).

            (b) Each consent, approval, amendment, modification or waiver specifically enumerated in Section 12.04 shall require the consent of all Lenders.

            (c) In addition to the required consents or approvals referred to in subsection (a) above, Agent may at any time request instructions from Requisite Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, the Mortgage Documents or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or, where applicable, all Lenders. Agent shall promptly notify each Lender at any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

            (d) Each Lender agrees that any action taken by Agent at the direction or with the consent of Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by Agent at the direction or with the consent of Requisite Lenders of the powers set forth herein or



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therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from Agent to Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender,
(ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (the "Lender Reply Period"). Unless a Lender shall give written notice to Agent that it objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of Requisite Lenders or all Lenders, Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to Lenders by Agent or such other course of action recommended by Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

      11.11 Agency Provisions Relating to Collateral.

             (a) Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Document which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral granted pursuant to the Loan Documents. Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares), to the extent not reimbursed by Borrower, for, Protective Advance(s) during any one calendar year with respect to each Borrowing Base Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Borrowing Base Property, (ii) amounts expended to pay insurance premiums for policies of insurance related to such Borrowing Base Property, and (iii) One Hundred Thousand Dollars ($100,000). Protective Advances in excess of said sum during any calendar year for any Borrowing Base Property shall require the consent of Requisite Lenders. In addition, Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or



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further consent from any Lender, to waive the imposition of the late fees provided for in Section 2.04(e) up to a maximum of two (2) times per calendar year, including any extensions.

             (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and repayment and satisfaction of all Loans, and all other Obligations and the termination of this Agreement, or (ii) constituting property being released in compliance with
Section 3.02, or (iii) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent, upon request by Agent at any time, Requisite Lenders will confirm in writing Agent's authority to release the Mortgage Documents with respect to any Borrowing Base Property pursuant to Section 3.02. Agent shall not be required to execute any document to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon any Collateral if, in Agent's opinion, such document would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower in respect of) any Property which shall continue to constitute part of the Collateral.

             (c) Except as provided in this Agreement, Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

             (d) Should Agent (i) employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any Collateral or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or Lien on any of the Collateral, or
(ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, irrespective of whether as a result thereof Agent shall acquire title to any Collateral, either through foreclosure, deed in lieu of foreclosure or otherwise, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation, enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower; provided that Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in



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connection with the resolution of disputes between Agent and other Lenders unless Agent shall be the prevailing party in any such dispute. Any loss of principal and interest resulting from any Event of Default shall be shared by Lenders in accordance with their respective Pro Rata Shares. It is understood and agreed that in the event Agent determines it is necessary to engage counsel for Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by Agent.

             (e) In the event that all or any portion of the Collateral is acquired by Agent as the result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of Borrower's or any Guarantor Subpartnership's obligations, title to any such Collateral or any portion thereof shall be held in the name of Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of Agent and Lenders. Agent shall prepare a recommended course of action for such Collateral (the "Post-Foreclosure Plan"), which shall be subject to the approval of the Requisite Lenders. In the event that Requisite Lenders do not approve such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Agent, and Agent shall submit any and all such additional Post-Foreclosure Plans to the Lenders for evaluation and the approval of Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents of the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral; actions taken by Agent with respect to the Collateral, which are not provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the consent of Requisite Lenders by way of supplement to such Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Collateral, and each of the Lenders shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. Lenders acknowledge that if title to any Collateral is obtained



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by Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders shall reasonably determine to be most advantageous. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article XI insofar as the same is appropriate or applicable.

      11.12 Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower, the REIT, any Guarantor Subpartnership or any other obligor hereunder, under the Mortgage Documents or under any other Loan Documents with respect to exercising claims against or rights in any Collateral without the consent of Requisite Lenders.

      11.13 Ratable Sharing. Subject to Sections 11.03 and 11.04, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.13 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff,



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banker's lien or other similar right in respect to any Obligations without the prior written approval by Agent.

      11.14 Delivery of Documents. Agent shall as soon as reasonably practicable distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which such Lender is a beneficiary set forth on the Closing Checklist attached hereto as Exhibit C, (ii) all documents of which Agent receives copies from Borrower pursuant to Sections 6.01 and 12.06, (iii) all other documents or information which Agent is required to send to Lenders pursuant to the terms of this Agreement, (iv) other information or documents received by Agent at the request of any Lender, and (v) all notices received by Agent pursuant to Section
6.02. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any Guarantor Subpartnership or Investment Partnership, Agent shall deliver such written information or documents to such requesting Lender if Agent has possession of such written information or documents in its capacity as Agent or as a Lender.

      11.15 Notice of Events of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Agent has received notice in writing from a Lender or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition and expressly stating that such notice is a notice of an Unmatured Event of Default or Event of Default. Should Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default, or should Agent send Borrower a notice of Unmatured Event of Default or Event of Default, Agent shall promptly give notice thereof to each Lender.

                                  ARTICLE XII

                                 MISCELLANEOUS

      12.01 Expenses.

             (a) Generally. Borrower agrees upon demand to pay, or reimburse Agent for, all of Agent's external audit, legal (to the extent incurred following the Closing Date and not relating to the closing of this Agreement), appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (excluding Lenders' travel expenses, but including, without limitation, the reasonable fees, expenses and disbursements of Agent's internal appraisers, environmental advisors or legal counsel) incurred by Agent at any time (whether prior to, on or after the date of this



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Agreement) in connection with (i) its own audit and investigation of Borrower and the Borrowing Base; (ii) the negotiation, preparation and execution of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV), the Mortgage Documents and the other Loan Documents and the making of the Loans; (iii) the review and, if applicable, acceptance of additional Borrowing Base Properties, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed pursuant to Section 3.03(a); (v) the creation, perfection or protection of Agent's Liens on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) administration of this Agreement, the other Loan Documents, the Loans and the Collateral, including, without limitation, consultation with attorneys in connection therewith and obtaining periodic Appraisals of the Borrowing Base Properties; and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

             (b) After Event of Default. Borrower further agrees to pay, or reimburse Agent and Lenders, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Agent or Lenders after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower, the REIT or any Guarantor Subpartnership and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise); (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any Lien in any of the Collateral or any other rights under the Mortgage Documents.

      12.02 Indemnity. Borrower further agrees to defend, protect, indemnify and hold harmless Agent, each and all of the Lenders, each of their respective Affiliates and participants and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) of each of the foregoing (collectively called the "Indemnitees") from and against any and all Liabilities and Costs imposed on,



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incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any liability and costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT, Borrower or any Guarantor Subpartnership or their respective predecessors in interest) in any manner relating to or arising out of this Agreement, the Mortgage Documents or the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loans and the management of the Loans, or the use or intended use of the proceeds of the Loans (collectively, the "Indemnified Matters"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to (a) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Section 2.04(g) or any other provision of this Agreement, and (b) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

      12.03 Change in Accounting Principles. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Agent pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the REIT, Borrower or any Guarantor Subpartnership with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Agent and Requisite Lenders, to so reflect such change in accounting principles.

      12.04 Amendments and Waivers. (a) No amendment or modification of any provision of this Agreement shall be effective



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without the written agreement of Requisite Lenders (after notice to all Lenders)
and Borrower (except for amendments to Section 11.04(a) which do not require the consent of Borrower), and (b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section 11.11(a) with respect to waivers of late fees), shall in any event be effective without the written concurrence of Requisite Lenders (after notice to all Lenders), which Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that the following amendments, modifications or waivers shall require the consent of all Lenders:

            (i) increasing the Commitments or Lender's Commitments;

            (ii) changing the principal amount or final maturity of the Loans including pursuant to Section 2.01(d);

            (iii) reducing the interest rates applicable to the Loans;

            (iv) reducing the rates on which fees payable pursuant hereto are determined;

            (v) forgiving or delaying any amount payable or receivable under
      Article II (other than late fees in accordance with Section 11.11(a));

            (vi) those consents requiring unanimous approval of Lenders pursuant to Article III (Borrowing Base Properties), including, without limitation, approval of each Appraised Value pursuant to Section 3.03(a) and approval of each new Borrowing Base Property and any Permitted Liens pursuant to
      Section 3.01;

            (vii) changing the definition of "Requisite Lenders", "Loan Availability", "Pro Rata Shares" or "Borrowing Base Value";

            (viii) changing any provision contained in Section 9.02 or Section 9.04;

            (ix) removal of Agent and appointment of a successor pursuant to
      Section 11.09;

            (x) changing any provision contained in this Section 12.04;

            (xi) releasing any obligor under any Loan Document or any Collateral, unless such release is otherwise required or permitted by the terms of this Agreement, including Section 11.11(b); or




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            (xii) consent to assignment by Borrower of all of its duties and
      Obligations hereunder pursuant to Section 12.14.

No amendment, modification, termination or waiver of any provision of Article XI or any other provision referring to Agent shall be effective without the written concurrence of Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.04 shall be binding on each assignee, transferee or recipient of Agent's or any Lender's Commitment under this Agreement or the Loans at the time outstanding.

      12.05 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

      12.06 Notices and Delivery. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. on a Business Day) or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to Agent pursuant to Article II shall not be effective until received by Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12.06) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Agent for distribution to the Lenders shall be made to Agent at the addresses specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Agent for delivery to each Lender at the address specified for deliveries



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on the signature page hereto or such other address as may be designated by Agent in a written notice.

      12.07 Survival of Warranties, Indemnities and Agreements. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and such indemnities shall survive termination hereof.

      12.08 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

      12.09 Marshalling; Recourse to Security; Payments Set Aside. Neither any Lender nor Agent shall be under any obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Recourse to security shall not be required at any time. To the extent that Borrower makes a payment or payments to Agent or the Lenders or Agent or the Lenders enforce their Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      12.10 Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, provided, however, that if the rates of interest or any other amount payable hereunder, or the collectibility thereof, are declared to be or become invalid, illegal or unenforceable, Lenders' obligations to make Loans shall not be enforceable.

      12.11 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.



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      12.12 Governing Law; Waiver. THIS AGREEMENT SHALL BE GOVERNED BY, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. BORROWER EXPRESSLY WAIVES ANY AND ALL BENEFITS OR DEFENSES WHICH MIGHT OTHERWISE BE AVAILABLE TO BORROWER UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND 726, OR ANY OF SUCH SECTIONS OR ANY SIMILAR OR CORRESPONDING "ONE ACTION" OR "ANTI-DEFICIENCY" LAWS OR STATUTES, NOW OR HEREAFTER IN EFFECT, IN ANY STATE OTHER THAN CALIFORNIA IN WHICH ANY OF THE COLLATERAL MAY BE LOCATED.

      12.13 Limitation of Liability. To the extent permitted by applicable law, no claim may be made by Borrower, any Lender or any other Person against Agent or any Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, provided that if a Lender refuses to fund a Loan and a court of competent jurisdiction finds that such refusal was without justification and in bad faith, such Lender may be liable to Borrower for Borrower's reasonable and foreseeable damages resulting from such refusal to fund.

      12.14 Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Agent and Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loans and the Commitments of Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Agent and Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights or any interest therein hereunder, and Borrower's duties and Obligations hereunder, shall not be assigned without the consent of all Lenders.

      12.15 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. EXCEPT WITH RESPECT TO FORECLOSURE PROCEEDINGS AGAINST ANY COLLATERAL WHICH BY REQUIREMENT OF LAW MUST BE BROUGHT IN THE JURISDICTION WHERE SUCH COLLATERAL IS LOCATED, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE FEDERAL COURT DISTRICT OF THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,



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BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY
AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. BORROWER, AGENT AND LENDERS IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

      12.16 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when (i) Borrower, the initial Lenders and Agent have duly executed and delivered signature pages of this Agreement to each other (delivery by Borrower to Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to Agent) and (ii) Agent has received the upfront agency fee. Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

      12.17 Performance of Obligations. Borrower agrees that Agent may, but shall have no obligation to, make any payment or perform any act required of Borrower or any Guarantor Subpartnership under any Loan Document or take any other action which Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including without limitation, any action to
(i) pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral, and (ii) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof.




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      12.18 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

      12.19 Entire Agreement. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Agent, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

      12.20 Assignments and Participations.

             (a) After first obtaining the approval of Agent and Borrower (other than upon the occurrence and during the continuance of any Event of Default), which approval will not be unreasonably withheld, each Lender may assign to one or more banks or financial institutions, all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and other Loan Documents, and the assignment shall cover the same percentage of such Lender's Commitment and Loans, (ii) the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars ($10,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000), (iii) after giving effect to such assignment, the aggregate amount of the Commitment retained by the assigning Lender shall in no event be less than Five Million Dollars ($5,000,000), (iv) at all times prior to its resignation or replacement or an Event of Default, Agent's Commitment shall be equal to or exceed the Commitment of each other Lender, (v) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Assumption, and (vi) Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000). Without restricting the right of Borrower or Agent to reasonably object to any bank or financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Unless Agent or Borrower gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons



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



behind such objection) within ten (10) Business Days following receipt of the assigning Lender's written request for approval of the proposed assignment, Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

             (b) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT, Borrower or any Guarantor Subpartnership or the performance or observance by the REIT, Borrower or any Guarantor Subpartnership of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Article V or delivered pursuant to Article VI to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.




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



             (c) Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each Lender and the Commitment of, and principal amount of the Loans owing to, such Lender from time to time. Borrower, Agent and Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

             (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee, Agent shall, if such Assignment and Assumption has been properly completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Loan Account, and (iii) give prompt notice thereof to Borrower. Upon request, Borrower will execute and deliver to Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment and Loans) reflecting such assignee's (and assignor's) Pro Rata Share(s) of the Facility. Upon execution and delivery of such replacement promissory notes the original promissory note or notes evidencing all or a portion of the Commitments and Loans being assigned shall be canceled and returned to Borrower.

             (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment and the Loans owing to it) and other Loan Documents; provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (iv) the holder of any such participation shall not be entitled to voting rights under their participation agreement except for voting rights with respect to (A) increases in the Facility; (B) extensions of the Maturity Date; (C) decreases in the interest rates or fees described in this Agreement; and (D) the release of all or substantially all of the Collateral, except as specifically authorized in Sections 3.02 and 11.11. No participant shall be entitled to vote on any matter until the Lender with which such participant is participating in the Facility and the Loans confirms such participant's status as a participant hereunder.

             (f) Borrower will use reasonable efforts to cooperate with Agent and Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.



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             (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including Section 12.20, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in substantially the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

             (h) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or Affiliate of such Lender without first obtaining the approval of Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives Agent and Borrower at least fifteen (15) days' prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Agent an Assignment and Assumption, and (iv) Agent receives from assignor a processing fee of Three Thousand Dollars ($3,000).

             (i) No assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations.

             (j) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.




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            IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.


BORROWER:                     GLENBOROUGH PROPERTIES, L.P., a
                              California limited partnership


                              By:   GLENBOROUGH REALTY TRUST
                                    INCORPORATED, a Maryland
                                    corporation, its general
                                    partner


                                    By /s/ ANDREW BATINOVICH
                                       -----------------------------------------
                                           Andrew Batinovich
                                           Its Executive Vice President
                                           and Chief Operating Officer


                                    ADDRESS FOR NOTICE AND DELIVERY:

                                    Glenborough Properties, L.P.
                                    400 South El Camino Real
                                    San Mateo, California 94402
                                    Attn:  Robert Batinovich
                                           President
                                    Tel:   (415) 343-9300
                                    Fax:   (415) 343-9690








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



AGENT/LENDER:                       WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION


                                    By /s/ DAVID J. WEBER
                                       ---------------------------------------
                                           David J. Weber
                                           Its Senior Vice President


                                    ADDRESS FOR NOTICE AND DELIVERY:

                                    Real Estate Capital Markets Group
                                    555 Montgomery Street, 17th Floor
                                    San Francisco, CA  94111
                                    Attn:  David J. Weber
                                           Senior Vice President
                                    Tel:  (415) 396-8200
                                    Fax:  (415) 788-9421


                                    Pro Rata Share:   80%
                                    Loan Commitment:  $40,000,000

                                    LIBOR OFFICE:
                                    Address: Real Estate Group
                                             Disbursement Center
                                             2120 East Park Place,
                                             Suite 100
                                             El Segundo, CA 90245
                                    Attn: Kim Tawa
                                    Telephone: (310)335-9459
                                    Telecopy:  (310)615-1014



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OTHER LENDERS:                      IMPERIAL BANK


                                    By /s/ CHADWICK STEARS
                                       --------------------------------------
                                           Its Vice President



                                    ADDRESS FOR NOTICE AND DELIVERY:

                                    Address: Imperial Bank
                                                226 Airport Parkway
                                                San Jose, California 95110
                                    Attn:   Commercial Loans

                                    Telephone: (408) 451-8500
                                    Telecopy:  (408) 451-8586

                                    Pro Rata Share:   20%
                                    Loan Commitment:  $10,000,000

                                    LIBOR OFFICE:
                                    Address: Imperial Bank
                                             226 Airport Parkway
                                             San Jose, California 95110
                                    Attn: Commercial Loans
                                    Telephone: (408) 451-8500
                                    Telecopy:  (408) 451-8586




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